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                                   Exhibit 2

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as the "AGREEMENT"), made and entered into this 13th day of January, 2000, by and among BancFirst Ohio Corp., a bank holding company incorporated under the laws of Ohio (hereinafter referred to as "BFOH"); The First National Bank of Zanesville, a national bank incorporated under the laws of the United States (hereinafter referred to as the "BANK"); Milton Federal Financial Corporation, a savings and loan holding company incorporated under the laws of Ohio (hereinafter referred to as "MFFC"); and Milton Federal Savings Bank, a federal savings bank incorporated under the laws of the United States (hereinafter referred to as "MFSB");

                                   WITNESSETH:

         WHEREAS, the authorized capital of BFOH consists of 20,000,000 common shares, each without par value, 7,595,668 of which are issued and outstanding;

         WHEREAS, the authorized capital of the BANK consists of 2,559,874 shares of common stock, $10 par value per share, 2,559,874 of which are issued and outstanding and are owned of record by BFOH;

         WHEREAS, the authorized capital of MFFC consists of 9,000,000 common shares, each without par value, 2,099,995 of which are issued and outstanding, and 1,000,000 preferred shares, each without par value, none of which is issued or outstanding;

         WHEREAS, the authorized capital of MFSB consists of 10,000,000 shares of common stock, each without par value, 100 of which are issued and outstanding and held of record by MFFC; and

         WHEREAS, the Boards of Directors of BFOH, the BANK, MFFC and MFSB believe that the merger of MFFC with and into BFOH and the subsequent merger of MFSB with and into the BANK are in the best interests of each of them and their shareholders;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, BFOH, the BANK, MFFC and MFSB, each intending to be legally bound, hereby agree as follows:


                                   ARTICLE ONE

                                   THE MERGER

         SECTION 1.01. MERGER OF MFFC AND BFOH. (a) In accordance with the terms and subject to the conditions of this AGREEMENT and Chapter 1701 of the Ohio Revised Code (hereinafter referred to as the "ORC"), MFFC shall merge with and into BFOH at the BFOH EFFECTIVE TIME (hereinafter defined); BFOH shall be the continuing, surviving and resulting

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corporation in the merger of MFFC with and into BFOH (hereinafter referred to as the "BFOH MERGER SURVIVOR"); BFOH shall continue to exist as a bank holding company incorporated under the laws of Ohio; and BFOH shall be the only one of BFOH and MFFC to continue its separate corporate existence after the BFOH EFFECTIVE TIME.

                  (b) The name of the BFOH MERGER SURVIVOR in the merger of MFFC with and into BFOH (hereinafter referred to as the "BFOH MERGER") shall be "BancFirst Ohio Corp." The principal office of the BFOH MERGER SURVIVOR shall be located at 422 Main Street, Zanesville, Ohio 43701.

                  (c) The purposes for which the BFOH MERGER SURVIVOR shall be formed shall be identical to the purposes for which BFOH was formed.

                  (d) The authorized capital of the BFOH MERGER SURVIVOR shall consist of 20,000,000 common shares, each without par value.

                  (e) The Articles of Incorporation of BFOH at the BFOH EFFECTIVE TIME shall be the Articles of Incorporation of the BFOH MERGER SURVIVOR until amended in accordance with law.

                  (f) The Code of Regulations of BFOH at the BFOH EFFECTIVE TIME shall be the Code of Regulations of the BFOH MERGER SURVIVOR until amended in accordance with law.

                  (g) After the BFOH EFFECTIVE TIME, the persons identified on the schedule attached hereto as Exhibit A shall be the officers and directors of the BFOH MERGER SURVIVOR, each to hold office in accordance with applicable law and regulations.

                  (h) James H. Nicholson, whose address is 956 Southeast Court, Zanesville, Ohio 43701, a natural person and resident of Muskingum County, the county in which the principal office of the BFOH MERGER SURVIVOR is to be located, shall be the statutory agent in Ohio upon whom any process, notice or demand against BFOH, MFFC, or the BFOH MERGER SURVIVOR may be served.

         SECTION 1.02. MERGER OF MFSB AND THE BANK. (a) In accordance with the terms and subject to the conditions of this AGREEMENT, Section 5.33 of the Regulations of the Office of the Comptroller of the Currency (hereinafter referred to as the "OCC"), Section 552.13 of the Regulations of the Office of Thrift Supervision (hereinafter referred to as the "OTS") and such Agreement To Merge as may be required by the OCC or the OTS, MFSB shall merge with and into the BANK at the BANK EFFECTIVE TIME (hereinafter defined); the BANK shall be the continuing, surviving and resulting corporation in the merger of MFSB with and into the BANK (hereinafter referred to as the "BANK MERGER SURVIVOR"); the BANK shall continue to exist as a national bank incorporated under the laws of the United States; and the BANK shall be the only one of MFSB and the BANK to continue its separate corporate existence after the BANK EFFECTIVE TIME.

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                  (b) The name of the BANK MERGER SURVIVOR in the merger of MFSB with and into the BANK (hereinafter referred to as the "BANK MERGER") shall be "The First National Bank of Zanesville." The principal office of the BANK MERGER SURVIVOR shall be located at 422 Main Street, Zanesville, Ohio 43701.

                  (c) The purposes for which the BANK MERGER SURVIVOR shall be formed shall be identical to the purposes for which the BANK was formed.

                  (d) The authorized capital of the BANK MERGER SURVIVOR shall consist of 3,236,250 shares of common stock, $10 par value per share.

                  (e) The Articles of Association and Bylaws of the BANK, as in effect immediately before the BANK EFFECTIVE TIME, shall be the Articles of Association and Bylaws of the BANK MERGER SURVIVOR after the BANK EFFECTIVE TIME until amended in accordance with law.

                  (f) After the BANK EFFECTIVE TIME, the persons identified on the schedule attached hereto as Exhibit B shall be the officers and directors of the BANK MERGER SURVIVOR, each to hold office in accordance with applicable law and regulations.

                  (g) After the BANK EFFECTIVE TIME, the offices of the BANK and MFSB at the locations listed on the schedule attached hereto as Exhibit C shall be the offices of the BANK MERGER SURVIVOR.

         SECTION 1.03. CLOSING AND EFFECTIVE TIMES. (a) The closing of the transactions contemplated by this AGREEMENT (hereinafter referred to as the "CLOSING") shall take place at a time and on a date selected mutually by BFOH and MFFC within five business days following the satisfaction or waiver of the last of the conditions set forth in Article Seven of this AGREEMENT to be satisfied or waived.

                  (b) On the day of the CLOSING, BFOH and MFFC shall cause a Certificate of Merger in respect of the BFOH MERGER to be filed with the Secretary of State of the State of Ohio in accordance with Chapter 1701 of the ORC. The BFOH MERGER shall become effective at 11:58 p.m. on the date of such filings or on such later date as may be set forth in such Certificate of Merger (herein referred to as the "BFOH EFFECTIVE TIME").

                  (c) On or before the day of the CLOSING, the BANK and MFSB shall request the OCC to deem the BANK MERGER to be effective at 11:59 p.m. on the date of the CLOSING. The BANK MERGER shall become effective at 11:59 p.m. on the date of the CLOSING or on such later date as may be determined by the OCC (herein referred to as the "BANK EFFECTIVE TIME").

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                                   ARTICLE TWO

                         CONVERSION AND CANCELLATION OF
                  SHARES IN THE BFOH MERGER AND THE BANK MERGER

         SECTION 2.01. CONVERSION AND CANCELLATION OF SHARES. (a) At the BFOH EFFECTIVE TIME and as a result of the BFOH MERGER, automatically and without further act of BFOH, MFFC or the holders of MFFC common shares or BFOH common shares, the following shall occur:

                  (i) Each outstanding MFFC common share shall be cancelled and extinguished and, in substitution and exchange therefor, the holders thereof shall be entitled, subject to and upon compliance with Section 2.02 of this AGREEMENT, to receive from BFOH $6.80 cash (hereinafter referred to as the "CASH CONSIDERATION") and 0.444 common share of BFOH (hereinafter referred to as the "SHARE CONSIDERATION"); provided, however, that, in the event of the establishment of a record date for the payment, or the payment, by BFOH of any stock dividends, stock splits or distributions in, or combinations or subdivisions of, BFOH common shares between the date of this AGREEMENT and the BFOH EFFECTIVE TIME, the SHARE CONSIDERATION shall be adjusted appropriately (hereinafter referred to as an "APPROPRIATE ADJUSTMENT");

                  (ii) Each of the options to purchase 228,227 MFFC common shares granted pursuant to the MFFC 1995 Stock Option and Incentive Plan (hereinafter referred to as the "STOCK OPTION PLAN"), to the extent not duly exercised before the BFOH EFFECTIVE TIME, shall be canceled and extinguished and, in substitution and exchange therefor, the holders thereof shall be entitled to receive from BFOH cash in the amount of the difference between (I) the sum of $6.80, plus the product of 0.444 (subject to an APPROPRIATE ADJUSTMENT), multiplied by the mean average of the closing bid and asked prices for a common share of BFOH on the NASDAQ System for the ten trading days ending two trading days before the CLOSING (hereinafter referred to as the "AVERAGE"), less (II) $13.69;

                  (iii) Each issued MFFC common share which is not outstanding and which is held in the MFFC treasury shall be cancelled and extinguished; and

                  (iv) Each BFOH common share outstanding before the BFOH EFFECTIVE TIME shall remain issued and outstanding after the

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                           BFOH EFFECTIVE TIME as a common share of the BFOH
                           MERGER SURVIVOR.

                  (b) At the BANK EFFECTIVE TIME and as a result of the BANK MERGER, automatically and without further act of the BANK, MFSB, BFOH or MFFC,
(i) each share of common stock of MFSB shall be cancelled and extinguished and
(ii) the shares of common stock of the BANK issued and outstanding immediately before the BANK EFFECTIVE TIME shall be and constitute the issued and outstanding shares of the BANK MERGER SURVIVOR immediately after the BANK EFFECTIVE TIME.

         SECTION 2.02. SHARE CERTIFICATES IN THE BFOH MERGER AND THE BANK MERGER. (a) Within three business days after the BFOH EFFECTIVE TIME, BFOH shall deposit the aggregate CASH CONSIDERATION and the aggregate SHARE CONSIDERATION with Chase Mellon Shareholder Services, 85 Challenger Road, Ridgefield Park, New Jersey 07660, as exchange agent, and shall cause to be mailed to each holder of record of MFFC common shares a form letter of transmittal and instructions for use in effecting the surrender for exchange of the certificates evidencing the MFFC common shares cancelled and extinguished as a result of the BFOH MERGER (hereinafter referred to collectively as the "CERTIFICATES" and individually as the "CERTIFICATE"). Upon surrender of a CERTIFICATE for cancellation, together with such letter of transmittal, duly executed, the holder of such CERTIFICATE shall be entitled to receive in exchange therefor a certificate evidencing the BFOH common shares and the cash to which the holder is entitled in accordance with the provisions of this AGREEMENT, and the CERTIFICATE so surrendered shall thereafter be cancelled forthwith.

                   (b) In the event that any holder of MFFC common shares cancelled and extinguished in accordance with this AGREEMENT is unable to deliver the CERTIFICATE which evidences such shares of the holder, BFOH, in the absence of actual notice that any shares theretofore evidenced by any such CERTIFICATE have been acquired by a bona fide purchaser, shall deliver to such holder the amount to which such holder is entitled in accordance with the provisions of this AGREEMENT upon the presentation of all of the following:

                       (i) Evidence to the reasonable satisfaction of BFOH that any such CERTIFICATE has been lost, wrongfully taken or destroyed;

                       (ii) Such security or indemnity as may be reasonably requested by BFOH to indemnify and hold BFOH harmless; and

                       (iii) Evidence to the reasonable satisfaction of BFOH
                             that such person is the owner of the shares theretofore represented by each CERTIFICATE claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such CERTIFICATE for exchange pursuant to this AGREEMENT.

                  (c) In the event that the issuance of BFOH common shares, payment of cash or payment of cash in lieu of fractional shares in accordance with this AGREEMENT is to be

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made to a person other than the person in whose name the CERTIFICATE surrendered is registered, the CERTIFICATE so surrendered shall be properly endorsed or otherwise in proper form for transfer and the person requesting such issuance or payment shall pay any transfer or other taxes required by reason of the issuance or payment to a person other than the registered holder of the CERTIFICATE surrendered or establish to the satisfaction of BFOH that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.02, each CERTIFICATE shall represent for all purposes the right to receive the CASH CONSIDERATION and the SHARE CONSIDERATION (hereinafter collectively referred to as the "BFOH MERGER CONSIDERATION") and cash in lieu of fractional shares as determined pursuant to this AGREEMENT.

                  (d) No dividends or other distributions declared after the BFOH EFFECTIVE TIME with respect to BFOH common shares and payable to the holders of record thereof after the BFOH EFFECTIVE TIME shall be paid to the holder of any unsurrendered CERTIFICATE until the holder thereof shall surrender such CERTIFICATE. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a CERTIFICATE, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to BFOH common shares represented by such CERTIFICATE.

                  (e) No certificates or scrip representing fractional shares of BFOH common shares shall be issued upon the surrender for exchange of CERTIFICATES. No dividend or distribution with respect to BFOH common shares shall be payable on or with respect to any such fractional shares and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a BFOH shareholder. In lieu of any such fractional share, BFOH shall pay to each former holder of MFFC common shares who otherwise would be entitled to receive a fraction of a BFOH common share, an amount in cash equal to the product of (i) the average, multiplied by (ii) such fraction.

                  (f) As soon as practicable after the BANK EFFECTIVE TIME, the certificate(s) evidencing the MFSB shares of common stock cancelled and extinguished as a result of the BANK MERGER shall be surrendered to BFOH for cancellation. At and after the BANK EFFECTIVE TIME, the certificate(s) evidencing the outstanding shares of stock of the BANK before the BANK EFFECTIVE TIME shall evidence the outstanding shares of stock of the BANK MERGER SURVIVOR after the BANK EFFECTIVE TIME.

         SECTION 2.03. COMPLIANCE WITH SECTION 2.02. No BFOH common shares, cash or payment in lieu of fractional shares shall be delivered by BFOH to any former holder of MFFC common shares in accordance with this AGREEMENT until any such holder shall have complied with paragraphs (a) through (e) of Section 2.02 of this AGREEMENT.

         SECTION 2.04. PAYMENT IN SATISFACTION OF RIGHTS. All payments made upon the surrender of CERTIFICATES pursuant to this Article Two shall be deemed to have been made in full satisfaction of all rights pertaining to the shares evidenced by such CERTIFICATES.

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         SECTION 2.05. NO FURTHER REGISTRATION OF TRANSFER. After the BFOH
EFFECTIVE TIME, there shall be no further registration of transfer of MFFC common shares on the stock transfer books of MFFC. In the event that, after the BFOH EFFECTIVE TIME, CERTIFICATES evidencing such shares are presented for transfer, they shall be cancelled and exchanged as provided in this Article Two.

         SECTION 2.06. DISSENTING SHARES. (a) Notwithstanding anything in this AGREEMENT to the contrary, the MFFC common shares which are outstanding immediately before the BFOH EFFECTIVE TIME and which are held by shareholders who shall not have voted such shares in favor of this AGREEMENT, who shall have delivered to BFOH or MFFC a written demand for appraisal of such shares in the manner provided in Section 1701.85 of the ORC and who shall have otherwise complied fully with all of the requirements of Section 1701.85 of the ORC shall not be converted into or be exchangeable for the right to receive the consideration provided in this AGREEMENT; provided, however, that (a) each of such shares (herein referred to as the "DISSENTING SHARES") shall nevertheless be cancelled and extinguished in accordance with this AGREEMENT; (b) the holder of DISSENTING SHARES, upon full compliance with the requirements of Section 1701.85 of the ORC, shall be entitled to payment of the appraised value of such shares in accordance with the provisions of Section 1701.85 of the ORC; and (c) in the event (i) any holder of DISSENTING SHARES shall subsequently withdraw such holder's demand for appraisal of such shares within sixty days after the BFOH EFFECTIVE TIME or shall fail to establish such holder's entitlement to appraisal rights in accordance with Section 1701.85 of the ORC, or (ii) any holder of DISSENTING SHARES has not filed a petition demanding a determination of the value of such shares within the period provided in Section 1701.85 of the ORC, such holder shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the consideration provided in this AGREEMENT.

                  (b) MFFC shall give BFOH (i) prompt notice of any written demands for appraisal of any MFFC common shares made under Section 1701.85 of the ORC, attempted withdrawals of such demands and any other instruments served pursuant to the ORC and received by MFFC relating to DISSENTING SHARES and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of dissenter's rights. MFFC shall not, except with the prior written consent of BFOH, voluntarily make any payment with respect to any demands for payment for MFFC common shares under the ORC, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         SECTION 2.07. SEPARATE EXISTENCE. (a) At and after the BFOH EFFECTIVE TIME, the separate existence of MFFC shall cease; provided, however, that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the BFOH MERGER SURVIVOR, the officers of BFOH and MFFC shall execute, acknowledge and deliver such instruments and do such acts.

                  (b) At and after the BANK EFFECTIVE TIME, the separate existence of MFSB shall cease; provided, however, that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the BANK MERGER

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SURVIVOR, the officers of the BANK and MFSB shall execute, acknowledge and deliver such instruments and do such acts.

         SECTION 2.08. PROPERTY. (a) At and after the BFOH EFFECTIVE TIME, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, chooses in action, rights and credits owned by BFOH and MFFC at the BFOH EFFECTIVE TIME, or which would inure to any of them, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the BFOH MERGER SURVIVOR, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by BFOH and MFFC before the BFOH EFFECTIVE TIME. The BFOH MERGER SURVIVOR shall be deemed to be and shall be a continuation of the entity and identity of BFOH. All of the rights and obligations of BFOH or MFFC shall not revert or in any way be impaired by reason of the BFOH MERGER. Any claim existing, or action or proceeding pending, by or against either BFOH or MFFC, may be prosecuted to judgment with right of appeal as if the BFOH MERGER had not taken place or the BFOH MERGER SURVIVOR may be substituted in its place.

                  (b) At and after the BANK EFFECTIVE TIME, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, chooses in action, rights and credits owned by BANK and MFSB at the BANK EFFECTIVE TIME, or which would inure to any of them, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the BANK MERGER SURVIVOR, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by the BANK and MFSB before the BANK EFFECTIVE TIME. The BANK MERGER SURVIVOR shall be deemed to be and shall be a continuation of the entity and identity of the BANK. All of the rights and obligations of the BANK or MFSB shall not revert or in any way be impaired by reason of the BANK MERGER. Any claim existing, or action or proceeding pending, by or against either the BANK or MFSB, may be prosecuted to judgment with right of appeal as if the BANK MERGER had not taken place or the BANK MERGER SURVIVOR may be substituted in its place.

         SECTION 2.09. CREDITOR'S RIGHTS. (a) At and after the BFOH EFFECTIVE TIME, all the rights of creditors of each of BFOH and MFFC shall be preserved unimpaired, and all liens upon the property of BFOH and MFFC shall be preserved unimpaired on only the property affected by any such lien immediately before the BFOH EFFECTIVE TIME.

                  (b) At and after the BANK EFFECTIVE TIME, all the rights of creditors of each of the BANK and MFSB shall be preserved unimpaired, and all liens upon the property of the BANK and MFSB shall be preserved unimpaired on only the property affected by any such lien immediately before the BANK EFFECTIVE TIME.

         SECTION 2.10. DEPOSITS. (a) At the BANK EFFECTIVE TIME and as a result of the BANK MERGER, each MFSB savings deposit or other account then existing shall, automatically and without further act of the BANK or MFSB or the holder thereof, be cancelled and extinguished. In substitution and exchange for each MFSB passbook savings deposit so

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cancelled and extinguished, the holder thereof shall automatically receive from the BANK MERGER SURVIVOR a passbook savings account with a beginning balance equal in dollar amount to the dollar amount of the MFSB passbook savings deposit account so cancelled and extinguished and otherwise on the same terms as other passbook savings accounts accepted by the BANK at the BANK EFFECTIVE TIME. In substitution for each MFSB savings deposit, other than a passbook savings deposit, so cancelled and extinguished, the holder thereof shall automatically receive from the BANK MERGER SURVIVOR a savings account with a beginning balance equal in dollar amount to the dollar amount of the MFSB savings deposit account so cancelled and extinguished and otherwise having the same terms as the MFSB savings deposit so cancelled and extinguished.

                  (b) The holder of each MFSB savings deposit or other account cancelled and extinguished in accordance with Section 2.10(a) of this AGREEMENT shall forthwith be entered on the records of the BANK MERGER SURVIVOR as the holder of an appropriate savings deposit or other account in an amount determined as provided in Section 2.10(a) and, until Section 2.10(c) of this AGREEMENT shall have been complied with, each passbook, certificate of deposit or other document issued by MFSB and evidencing a valid and binding MFSB savings deposit or other document shall be deemed, for all purposes, to evidence a savings deposit or other like account of the BANK MERGER SURVIVOR.

                  (c) Each person who, as a result of the BANK MERGER, holds a passbook, certificate of deposit or other document issued by MFSB which theretofore evidenced a MFSB savings deposit or other account shall surrender each such passbook, certificate or other document to the BANK MERGER SURVIVOR. Upon such surrender, the BANK MERGER SURVIVOR shall deliver in substitution therefor an account book or other document evidencing the savings deposit or other account received by such person in accordance with Section 2.10(c) of this AGREEMENT.

                                  ARTICLE THREE

                 REPRESENTATIONS AND WARRANTIES OF MFFC AND MFSB

         MFFC and MFSB represent and warrant to BFOH that each of the following is true and accurate in all material respects:

         SECTION 3.01. ORGANIZATION AND STANDING. (a) MFFC is a corporation duly organized, validly existing and in good standing under the laws of Ohio; is duly registered with the OTS as a savings and loan holding company; and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. Except as set forth in Section 3.01(a) of the schedule delivered by MFFC to BFOH on January 13, 2000 (hereinafter referred to as the "DISCLOSURE SCHEDULE"), MFFC is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the Securities and Exchange Commission (hereinafter referred to as the "SEC") and the OTS.

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                  (b) MFSB is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States; has the corporate power and authority to own or hold under lease all of its properties and assets, to incur all of its deposit liabilities and borrowings and to conduct its business and operations as presently conducted; and is a member of the Federal Home Loan Bank of Cincinnati (hereinafter referred to as the "FHLB of Cincinnati"). The savings accounts and deposits of MFSB are insured up to applicable limits by the FDIC. Except as set forth in Section 3.01(b) of the DISCLOSURE SCHEDULE, MFSB is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the OTS and the Federal Deposit Insurance Corporation (hereinafter referred to as the "FDIC").

         SECTION 3.02. QUALIFICATION. Each of MFFC and MFSB is either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of either of MFFC or MFSB.

         SECTION 3.03. AUTHORITY. Subject to the approval of this AGREEMENT and the transactions contemplated hereby, including the BFOH MERGER and the BANK MERGER, by the appropriate regulatory authorities, by MFFC, as the sole shareholder of MFSB, and by the requisite vote of the MFFC shareholders, (i) each of MFFC and MFSB has all of the requisite corporate power and authority to enter into this AGREEMENT and to perform all of its obligations hereunder; (ii) the execution and delivery of this AGREEMENT and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by each of MFFC and MFSB; and (iii) this AGREEMENT is the valid and binding agreement of each of MFFC and MFSB, enforceable against each of MFFC and MFSB in accordance with its terms, (I) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (II) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC. This AGREEMENT has been duly executed and delivered by each of MFFC and MFSB.

         SECTION 3.04. GOVERNING DOCUMENTS. MFFC and MFSB have delivered to BFOH true and accurate copies of the Articles of Incorporation and Code of Regulations of MFFC and the Charter and Bylaws of MFSB and have granted BFOH access to all records of all meetings and other corporate actions by the shareholders, Boards of Directors and Committees of the Boards of Directors of MFFC and MSFT, other than records of meetings relating to the consideration of transactions related to this AGREEMENT. The minute books of MFFC and MFSB contain, in all material respects, complete and accurate records of all meetings and other corporate actions of the MFFC and MFSB shareholders, Boards of Directors and Committees of the Boards of Directors, other than records of meetings relating to the consideration of transactions related to this AGREEMENT.

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         SECTION 3.05. NO CONFLICTS. The execution and delivery of this
AGREEMENT and the consummation of the transactions contemplated hereby, including the BFOH MERGER and the BANK MERGER, will not, (a) subject to the approval of this AGREEMENT and the BFOH MERGER by MFFC, as the sole shareholder of MFSB, and by the requisite vote of the MFFC shareholders, conflict with or violate any provision of or result in the breach of any provision of the Articles of Incorporation or Code of Regulations of MFFC or the Charter or Bylaws of MFSB; (b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which either MFFC or MFSB is a party or by which MFFC, MFSB or their property or assets is bound; (c) require the consent of any party to any agreement or commitment to which either MFFC or MFSB is a party or by which MFFC, MFSB or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations or financial condition of MFFC and MFSB, taken as a whole; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of either MFFC or MFSB or give rise to any meritorious cause of action against either MFFC or MFSB; or, (e) subject to the approval of this AGREEMENT by the appropriate regulatory authorities, by MFFC, as the sole shareholder of MFSB, and by the requisite vote of the MFFC shareholders, violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the OTS.

         SECTION 3.06. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by MFFC or MFSB in connection with the execution and delivery of this AGREEMENT by MFFC or MFSB or the consummation by MFFC or MFSB of the transactions contemplated hereby, including the BFOH MERGER and the BANK MERGER, except for filings, authorizations, notices, consents or approvals required by the SEC, the OTS, the Board of Governors of the Federal Reserve System (hereinafter referred to as the "FRB"), the OCC and the Ohio Secretary of State.

         SECTION 3.07. MFFC AND MFSB SHARES. (a)(i) The authorized capital of MFFC consists of 9,000,000 common shares, each without par value, 2,099,995 of which are issued and outstanding and 228,227 of which are reserved for issuance upon exercise of options granted in accordance with the STOCK OPTION PLAN, and 1,000,000 preferred shares, each without par value, none of which is issued or outstanding. All of the issued and outstanding common shares of MFFC are duly authorized, validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws. MFFC has no outstanding class of capital stock other than such common shares.

                      (ii) Except for the options to purchase for $13.69 per share an aggregate of 228,227 common shares of MFFC granted in accordance with the STOCK OPTION PLAN, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements, plans or commitments of any nature whatsoever (either firm or conditional) obligating MFFC (I) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting MFFC from selling any additional MFFC common shares or (II) to grant, extend or enter into any such agreement, plan or commitment. There are no outstanding stock appreciation, phantom stock or similar rights in respect of MFFC common shares.

                      (iii) In accordance with the MFSB Recognition and Retention Plan (hereinafter referred to as the "RRP"), an aggregate of 103,155 MFFC common shares were purchased by the RRP Trustee in open market transactions in 1995, 72,720 of which have been awarded to RRP participants (hereinafter referred to as the "AWARDED RRP SHARES") and 30,435 of which are not subject to outstanding awards and are owned of record by the RRP Trustee (hereinafter referred to as the "UNAWARDED RRP SHARES"). Of the AWARDED RRP SHARES, 58,785 have been vested and distributed to RRP participants and 13,935 have not vested on the date hereof (hereinafter referred to as the "UNVESTED RRP SHARES").

                      (iv) The MFFC Employee Stock Ownership Plan (hereinafter referred to as the "ESOP") owns of record 187,339 common shares of MFFC, 106,552 of which have been allocated to the accounts of ESOP participants and 80,787 of which are unallocated. The outstanding principal balance of the loan obtained by the ESOP from MFFC to purchase the MFFC common shares owned of record by the ESOP (hereinafter referred to as the "ESOP LOAN") equaled $1,031,550 on the date hereof.

                      (v) To the knowledge of MFFC, each certificate evidencing MFFC common shares issued by MFFC in replacement of any certificate which was theretofore issued by MFFC to evidence MFFC common shares and which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by MFFC only upon receipt of an affidavit of lost stock certificate and indemnity agreement of such shareholder indemnifying MFFC against any claim that may be made against MFFC on account of the alleged loss, theft or destruction of any such certificate or the issuance of such replacement certificate.

                  (b) The authorized capital of MFSB consists of 10,000,000 common shares, each without par value, 100 of which are issued and outstanding and held of record by MFFC. All of the outstanding common shares of MFSB are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws and regulations; and were not issued in violation of the preemptive right of any depositor or shareholder of MFSB. MFSB has no outstanding class of capital stock other than such common shares. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating MFSB (i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting MFSB from selling any additional MFSB shares or (ii) to grant, extend or enter into any such agreement or commitment.

         SECTION 3.08. FINANCIAL STATEMENTS. (a) The consolidated statements of financial condition as of September 30, 1999 and 1998, of MFFC and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years then ended, examined and reported upon by Crowe, Chizek and Company, certified public accountants, complete copies of which have previously been delivered to BFOH (hereinafter referred to as the "AUDITED FINANCIALS"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the consolidated financial position of MFFC at such dates and the consolidated results of its operations and cash flows for such periods. The books and records of MFFC and MFSB have been, and are being, maintained in accordance with generally accepted accounting principles and with any other applicable legal and accounting requirements and reflect only actual transactions.

                  (b) The unaudited balance sheet as of November 30, 1999, of MFFC and the related unaudited income statement for the two months then ended, complete copies of which have previously been delivered to BFOH (hereinafter referred to as the "INTERIM FINANCIALS"), fairly present the financial position of MFFC at such date and the results of its operations for such period and have been prepared in accordance with generally accepted accounting principles as applicable to condensed consolidated financial statements and as applied on a consistent basis with the AUDITED FINANCIALS. All adjustments which are necessary for a fair statement of the INTERIM FINANCIALS have been made.

                  (c) The Thrift Financial Reports of MFSB for the three-month periods ended March 31, June 30 and September 30, 1999, together with the schedules and supplements attached thereto, each as filed with the OTS and copies of which were previously delivered to BFOH by MFFC (hereinafter referred to as the "TFRs"), have been prepared in accordance with accounting practices permitted by the OTS applied on a consistent basis and fairly present the financial position of MFSB at such dates.

                  (d) Except as disclosed in the INTERIM FINANCIALS, the TFRs and Section 3.08(d) of the DISCLOSURE SCHEDULE, as of November 30, 1999, MFFC had no liabilities or obligations material to the financial condition of MFFC, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

         SECTION 3.09. CONDUCT OF BUSINESSES. Between September 30, 1999, and the date of this AGREEMENT, each of MFFC and MFSB conducted its businesses only in the ordinary and usual course, there were no material adverse changes in the financial condition, assets, liabilities, obligations, properties or business of MFFC or MFSB and, except as set forth in any of the AUDITED FINANCIALS, the INTERIM FINANCIALS, the TFRs or Section 3.09 of the DISCLOSURE SCHEDULE, neither MFFC nor MFSB:

                  (a) Authorized the creation or issuance of, issued, sold or disposed of, or created any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities or any obligation convertible into or exchangeable for, any shares of its capital stock;

                  (b) Except for a per share dividend in the amount of $.15 paid on November 15, 1999, declared, set aside, paid or made any dividend or other distributions on its capital stock or directly or indirectly redeemed, purchased or acquired any shares or entered into any agreement in respect of the foregoing;

                  (c) Effected any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

                  (d) Amended the Articles of Incorporation or Code of Regulations of MFFC or the Charter or Bylaws of MFSB;

                  (e) Purchased, sold, assigned or transferred any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or property;

                  (f) Mortgaged, pledged or granted or suffered to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet due and payable and such other liens, encumbrances or charges which do not materially adversely affect its financial position;

                  (g) Waived any rights of material value or cancelled any material debts or claims;

                  (h) Incurred any material obligation or liability (absolute or contingent), including, without limitation, any tax liability or any liability for borrowings from the FHLB of Cincinnati, or paid any material liability or obligation (absolute or contingent), other than liabilities and obligations incurred in the ordinary course of business;

                  (i) Entered into or amended any employment contract with any of its officers or increased the compensation payable to any officer or director, except compensation increases and employment contract renewals made in the ordinary course;

                  (j) Incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

                  (k) Acquired any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

                  (l) Made any (i) material investment (except investments made in the ordinary course of business) or (ii) material capital expenditure or commitment for any material addition to property, plant or equipment; or

                  (m) Agreed, whether in writing or otherwise, to take any action described in this Section 3.09.

         SECTION 3.10. PROPERTIES. (a) A description of all material fixed assets owned by each of MFFC and MFSB has been delivered to BFOH (hereinafter referred to as the "PERSONAL PROPERTY"). All PERSONAL PROPERTY has been maintained in good working order, ordinary wear and tear excepted. Either MFFC or MFSB owns and has good title to all of the PERSONAL PROPERTY, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except (i) as set forth in Section 3.10(a) of the DISCLOSURE SCHEDULE, (ii) to the extent stated or reserved against in the AUDITED FINANCIALS or the INTERIM FINANCIALS and (iii) such other exceptions which are not material in character or amount and do not materially detract from the value of or interfere with the use of the properties or assets subject thereto or affected thereby.

                  (b) A description of each parcel of real property owned by either MFFC or MFSB is set forth in Section 3.10(b) of the DISCLOSURE SCHEDULE (hereinafter referred to individually as a "PARCEL" and collectively as the "REAL PROPERTIES"). Either MFFC or MFSB is the owner of each PARCEL in fee simple and has good and marketable title to each such PARCEL, free of any liens, claims, charges, encumbrances or security interests of any kind, except (i) as set forth in Section 3.10(b) of the DISCLOSURE SCHEDULE, (ii) liens for real estate taxes and assessments not yet delinquent and (iii) utility, access and other easements, rights of way, restrictions and exceptions, none of which impair the REAL PROPERTIES for the use and business being conducted thereon.

                  (c) A description of all real property leased by either MFFC or MFSB is set forth in Section 3.10(c) of the DISCLOSURE SCHEDULE (hereinafter referred to as the "LEASED REAL PROPERTY"). Except as set forth in Section 3.10(c) of the DISCLOSURE SCHEDULE, the REAL PROPERTY LEASES create, in accordance with their terms, valid, binding and assignable leasehold interests of either MFFC or MFSB in all of the LEASED REAL PROPERTY, free and clear of all liens, claims, charges, encumbrances or security interests of any kind.

                  (d) A description of all personal property leased by either MFFC or MFSB is set forth in Section 3.10(d) of the DISCLOSURE SCHEDULE.

                  (e) The documentation (hereinafter referred to as "LOAN DOCUMENTATION") governing or relating to the loan and credit-related assets (hereinafter referred to as the "LOAN ASSETS") included within the loan portfolio of MFSB is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights in favor of MFSB in accordance with the terms of such LOAN DOCUMENTATION, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents.

         SECTION 3.11. ALLOWANCE FOR LOAN LOSSES. Except as set forth in Section
3.11 of the DISCLOSURE SCHEDULE, there is no loan which was made by either MFFC or MFSB and which is reflected as an asset of either MFFC or MFSB on the AUDITED FINANCIALS or the INTERIM FINANCIALS that (i) is sixty (60) days or more delinquent or (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss." The allowance for loan losses as reflected on the AUDITED FINANCIALS and the INTERIM FINANCIALS is, in the opinion of MFFC's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

         SECTION 3.12. INVESTMENTS. (a) Section 3.12(a) of the DISCLOSURE SCHEDULE contains (i) a true, accurate and complete list of all investments, other than investments in the LOAN ASSETS and the REAL PROPERTIES, owned by either MFFC or MFSB (hereinafter referred to as the "INVESTMENTS") as of the date hereof, the name of the registered holder thereof, the location of the certificates therefor or other evidence thereof and any stock powers or other authority for transfer granted with respect thereto. Except as set forth in
Section 3.12(a) of the DISCLOSURE SCHEDULE, the INVESTMENTS, other than any such investments disposed of in the ordinary course of business prior to the date hereof, are owned by either MFFC or MFSB, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind and may be freely disposed of by either MFFC or MFSB at any time. Except as set forth in Section 3.12(a) of the DISCLOSURE SCHEDULE, neither MFFC nor MFSB is a party to, nor has any interest in, (i) any repurchase agreement, reverse repurchase agreement, collateralized mortgage obligation or any other derivative security or (ii) any interest rate swaps, caps, floors, option agreements or any other interest rate risk management agreements.

                  (b) Except as set forth in Section 3.12(b) of the DISCLOSURE SCHEDULE, neither MFFC nor MFSB owns of record or beneficially the outstanding shares of, or any equity interest in, any corporation or other business entity.

         SECTION 3.13. REPORTS AND RECORDS. (a) Each of MFFC and MFSB has filed all reports and maintained all records required to be filed or maintained by it under various rules and regulations of the SEC, the OTS, the FDIC and other regulatory agencies with jurisdiction over MFFC or MFSB. All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of filing such documents and contained in all material respects the information required to be stated therein.

                  (b) MFFC has delivered to BFOH copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "MFFC SEC FILINGS"):

                      (i) The MFFC Annual Reports on Form 10-K for the fiscal years ended September 30, 1999 and 1998;

                      (ii) The MFFC Annual Reports to Shareholders for the fiscal years ended September 30, 1999 and 1998;

                      (iii) The MFFC Proxy Statements for use in connection with the 1999 and 1998 Annual Meetings of Shareholders; and

                      (iv) The MFFC Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 and March 31 and June 30, 1999.

The MFFC SEC FILINGS did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.14. TAXES. (a) Except as set forth in Section 3.14(a) of the DISCLOSURE SCHEDULE, each of MFFC and MFSB has duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by each of MFFC and MFSB through the date hereof, and has paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due. Neither MFFC nor MFSB has any liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever and there is no basis for any additional material claims or assessments, other than with respect to liabilities for taxes and duties which are reflected in the INTERIM FINANCIALS or which may have accrued since September 30, 1999, in the ordinary course of business.

                  (b) No deficiencies for any taxes, assessments or governmental charges have been proposed, asserted or assessed in writing by any governmental or taxing authority against MFFC or MFSB that have not been settled or would not be covered by existing reserves. Except as set forth in Section 3.14(b) of the DISCLOSURE SCHEDULE, neither MFFC nor MFSB (i) is a party to any agreement providing for the allocation or sharing of taxes or (ii) is required to include in income any adjustment pursuant to Section 481(a) of the CODE (hereinafter defined) by reason of the voluntary change in accounting method, nor has any taxing authority proposed in writing any such adjustment or change of accounting method.

                  (c) Any amount that will become receivable (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this AGREEMENT by any employee, officer or director of MFFC or MFSB who is a "DISQUALIFIED INDIVIDUAL," as such term is defined in proposed Treasury Regulation Section 1.280G-1, under any employment, severance or termination agreement, other compensation arrangements or PLAN (hereinafter defined) currently in effect will not be characterized as an "excess parachute payment," as such term is defined in Section 1.280G-1 of the CODE.

         SECTION 3.15. MATERIAL CONTRACTS. (a) Except as set forth in Section 3.15(a) of the DISCLOSURE SCHEDULE, neither MFFC nor MFSB is a party to or bound by any written or oral (i) contract or commitment for capital expenditures in excess of $50,000 for any one project or $100,000 in the aggregate; (ii) contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving payments to or by either MFFC or MFSB of an amount exceeding $50,000 in the aggregate or extending for more than six (6) months from the date hereof; (iii) contract or option for the purchase of any real property; (iv) letter of credit or indemnity calling for payment, upon the conditions stated therein, of more than $100,000;
(v) guarantee agreement; (vi) instrument granting any person authority to transact business on behalf of either MFFC or MFSB; (vii) contracts or commitments relating to outstanding loans and/or commitments to make loans (including unfunded commitments and lines of credit) to any one person or entity (together with "affiliates" of such person or entity) in excess of $250,000;
(viii) employment, management, consulting, deferred compensation, severance or other similar contract with any director, officer or employee of either MFFC or MFSB; (ix) note, debenture or loan agreement pursuant to which either MFFC or MFSB has incurred indebtedness, other than deposit liabilities and advances from the FHLB of Cincinnati; (x) loan servicing agreement; (xi) contract or commitment relating to a real estate development project consisting of the development of more than one single family dwelling; or (xii) commitment or agreement to do any of the foregoing. Contracts set forth in Section 3.15 of the DISCLOSURE SCHEDULE are hereinafter collectively referred to as the "CONTRACTS."

                  (b) Neither MFFC nor MFSB is in material default under any of the CONTRACTS.

         SECTION 3.16. INSURANCE. All material properties and operations of each of MFFC and MFSB are adequately insured for its benefit. The performance by the officers and employees of each of MFFC and MFSB of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

         SECTION 3.17. ACTIONS AND SUITS. Except as set forth in Section 3.17 of the DISCLOSURE SCHEDULE, there are no actions, suits or proceedings or investigations pending or, to the knowledge of MFFC, threatened against or affecting the business, operations or financial condition of either MFFC or MFSB in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and neither MFFC or MFSB has any knowledge of any basis for any such action, suit, proceeding or investigation.

         SECTION 3.18. PERMITS AND LICENSES. Each of MFFC and MFSB has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for MFSB to conduct its business as presently conducted, and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this AGREEMENT.

         SECTION 3.19. EMPLOYEE BENEFIT PLANS; ERISA. (a) Section 3.19 of the DISCLOSURE SCHEDULE contains a true and complete list of all qualified pension or profit-sharing plans, deferred compensation, consulting, bonus, group insurance plans or agreements and all other incentive, welfare or employee benefit plans or agreements, including, but not limited to, all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), which is or was at any time during the last five years maintained, administered or contributed to by MFFC or MFSB or any affiliate (as defined below) and covers any employee or former employee of MFFC or MFSB or any affiliate or under which MFFC or MFSB or any affiliate has any liability (hereinafter collectively referred to as the "PLANS"). For purposes of this Section 3.19, "affiliate" of any person or entity means any other person or entity which, together with such person or entity, would be treated as a single employer under Section 414 of the CODE or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of such person or entity. With respect to such PLANS, true and complete copies of all (i) PLAN documents and amendments thereto, (ii) trust agreements and amendments thereto, (iii) all written interpretations and summaries, (iv) the three most recent annual reports on IRS

Form 5500, (v) the most recent Internal Revenue Service determination letters (and any pending request for such) for each PLAN which is intended to be qualified under Section 401(a) of the CODE have been delivered to BFOH.

                  (b) Each PLAN which constitutes an "employee pension plan," as defined in Section 3(2) of ERISA, is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and any such employee pension plan which is intended to be qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "CODE"), is and has been administered in material compliance with the applicable provisions of the CODE.

                  (c) Each PLAN which constitutes an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and each PLAN which constitutes a "group health plan," as defined in
Section 5000(b)(1) of the CODE, is and has been administered in material compliance with the continuation of coverage provisions contained in Section 4980B of the CODE.

                  (d) Each PLAN which is not an "employee benefit plan," as defined in Section 3(3) of ERISA, is and has been administered in material compliance with its governing documents and with any and all state or federal laws applicable to such PLAN. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any PLAN has or will make MFFC, MFSB or any affiliate subject to any liability under Title I of ERISA or liable for any tax pursuant to Sections 4971-4980E of the CODE. There is no pending or threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any PLAN or any fiduciary or administrator thereof in their capacities as such (other than the submission of participant claims for benefits in the ordinary course of operation of such PLANS).

                  (e) The market value of assets under each "employee pension plan" (as defined above) which is subject to the provisions of Title IV of ERISA, equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with Pension Benefit Guaranty Corporation (hereafter referred to as the "PBGC") methods, factors and assumptions applicable to an employee pension plan terminating on the date for determination. No "accumulated funding deficiency," as defined in Section 412 of the CODE, has been incurred with respect to any PLAN, whether or not waived. Full payment has been made of all amounts which MFFC or MFSB or any affiliate is required to have paid as contributions to or benefits under any PLAN as of the end of the most recent plan year thereof and there are no unfunded obligations under any PLAN. No condition exists and no event has occurred that could constitute grounds for termination of any PLAN, and neither MFFC, MFSB nor any affiliate has incurred any material liability under Title IV of ERISA arising in connection with the termination of any PLAN covered or previously covered by Title IV of ERISA.

                  (f) MFFC does not maintain any PLAN which provides post-retirement medical, dental or life insurance benefits to any former employee of either MFFC or MFSB nor is MFFC obligated to provide any such benefit to any current employee upon his or her retirement, except for the continuation coverage required under Section 4980B of the CODE.

                  (g) Neither MFFC nor MFSB participates in, or has ever been obligated to contribute to, any multiemployer plan as such term is defined in
Section 3(37) of ERISA.

                  (h) Neither MFFC, MFSB nor any PLAN maintained by either MFFC or MFSB, nor any fiduciary of any such PLAN, has incurred any material liability to the PBGC, the United States Department of Labor or to the Internal Revenue Service (hereinafter referred to as the "IRS") with respect to a PLAN.

                  (i) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any "employee benefit plan" (as defined above) maintained by either MFFC or MFSB (i) which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the CODE or (ii) the correction of which would have a material adverse effect on the financial condition, results of operations or business of MFFC. No "reportable event," within the meaning of Section 4043 of ERISA, and no event described in
Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any PLAN.

                  (j) Each employee pension plan (as defined above) which is intended to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the CODE, is and has been administered in substantial compliance with the applicable provisions of Sections 4975 and 409 of the CODE and the regulations promulgated by the Internal Revenue Service (hereinafter referred to as the "IRS") thereunder and, any outstanding loan to which any such employee stock ownership plan is a party constitutes an "exempt loan," as described in
Section 54.4975-7 of the regulations promulgated by the IRS.

                  (k) There has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any PLAN, which would increase the expense of maintaining such PLAN above the level of the expense incurred in respect thereof for the plan year ended immediately prior to the date hereof.

         SECTION 3.20. ENVIRONMENTAL PROTECTION. (a) Except as set forth in
Section 3.20 of the DISCLOSURE SCHEDULE, (i) to the knowledge of MFFC, each of MFFC, MFSB and the MFFC PROPERTY (hereinafter defined) is, and has been at all times, in material compliance with all applicable ENVIRONMENTAL LAWS (hereinafter defined); (ii) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency have been issued, are pending or, to the knowledge of MFFC or MFSB, threatened against either MFFC or MFSB or in connection with the MFFC PROPERTY; (iii) no claims have been made or, to the knowledge of MFFC or MFSB, threatened at any time against either MFFC or MFSB or in connection with the MFFC PROPERTY relating to actual or alleged violation of any ENVIRONMENTAL LAW or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any HAZARDOUS SUBSTANCE (hereinafter defined) and, to the knowledge of MFFC, no past or present actions, activities, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of, or exposure to, any HAZARDOUS SUBSTANCE have occurred that could reasonably form the basis of any such claims against either MFFC or MFSB or in connection with the MFFC PROPERTY; (iv) to the knowledge of MFFC, no HAZARDOUS SUBSTANCES have been integrated into any MFFC PROPERTY or any component thereof in violation of ENVIRONMENTAL LAWS, or which will in the future require remediation during renovation or demolition, or in such quantities and manner as may or do pose a threat to human health; (v) to the knowledge of MFFC, no portion of any MFFC PROPERTY is located within 2000 feet of (I) a release of HAZARDOUS SUBSTANCES which has been reported or is required to be reported under any ENVIRONMENTAL LAW or (II) the location of any site used, in the past or presently, for the disposal of any HAZARDOUS SUBSTANCES; (vi) the MFFC PROPERTY has not been used by MFFC or MFSB for the storage, disposal or treatment of HAZARDOUS SUBSTANCES, except as allowed by applicable law, has not been contaminated by HAZARDOUS SUBSTANCES, nor has been used for the storage or use of any underground or aboveground storage tanks; and (vii) material permits, registrations and other authorizations necessary for either MFFC or MFSB or the MFFC PROPERTY to operate in material compliance with all ENVIRONMENTAL LAWS are currently in force and are identified in Section 3.20 of the DISCLOSURE SCHEDULE.

                  (b) As used in Sections 3.20 and 4.16 of this AGREEMENT:

                           (i) "MFFC PROPERTY" means all real and personal property now or previously owned, leased, occupied or managed by either MFFC or MFSB or any person or entity whose liability for any matter has or may have been related or assumed by MFFC either contractually or are by operation of law.

                           (ii) "ENVIRONMENTAL LAWS" means all federal, state, local and other laws, regulations, rules, standards, ordinances, orders, decrees, and judgments relating to pollution, the environment, occupational health and safety, or the protection of human health, all as may be from time to time amended.

                           (iii) "HAZARDOUS SUBSTANCES" means any and all substances or materials which are classified or considered to be hazardous or toxic to human health or the environment under any applicable ENVIRONMENTAL LAWS and shall include, without limitation, any "hazardous substances" as defined in Section 101(14) of CERCLA (42 USC Section 9601(14)) or regulations promulgated thereunder, any "toxic and hazardous substances" as defined in 29 CFR Part 1910, petroleum and its byproducts, asbestos, polychlorinated biphenyls, nuclear fuel or materials, lead and lead-containing substances, and urea-formaldehyde.

         SECTION 3.21. EMPLOYMENT MATTERS. Each of MFFC and MFSB is in material compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. No unfair labor practice complaint against either MFFC or MFSB is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of either MFFC or MFSB, threatened against or involving either MFFC or MFSB. No representation question exists in respect of the employees of either MFFC or MFSB and no labor grievance which might have a material adverse effect upon either MFFC or MFSB or the conduct of its businesses is pending or, to the knowledge of MFFC, threatened. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefore has been asserted against either MFFC or MFSB. No collective bargaining agreement is currently being negotiated by either MFFC or MFSB.

         SECTION 3.22. BROKERS. All negotiations relating to this AGREEMENT and the transactions contemplated hereby have been carried on without the intervention of any person, other than McDonald Investments Inc. (hereinafter referred to as "MCDONALD"), acting on behalf of MFFC or MFSB in such manner as to give rise to any valid claim against MFFC or MFSB for any broker's or finder's fee or similar compensation.

         SECTION 3.23. YEAR 2000. (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology owned or leased by either MFFC or MFSB (hereinafter referred to as the "MFSB Systems") necessary for either MFFC or MFSB to carry on its business as presently conducted and as contemplated to be conducted in the future either
(i) are Year 2000 Compliant (hereinafter defined) or (ii) will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of the business operations of either MFFC or MFSB. For purposes of this
Section 3.25, "Year 2000 Compliant" means that the MFSB Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

                  (b) Each of MFFC and MFSB has (i) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of either MFFC or MFSB to be Year 2000 Compliant on a timely basis; (ii) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and (iii) to date, implemented that plan in accordance with that timetable in all material respects.

                  (c) Each of MFFC and MFSB has made inquiry of each of its key suppliers, vendors and customers and has obtained confirmations from all such persons as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, MFFC reasonably believes that all such persons will be or try to become so compliant or make other suitable arrangements so as not to likely cause a material disruption of business.

         SECTION 3.24. STOCK OWNERSHIP. Except as set forth in section 3.24 of the DISCLOSURE SCHEDULE, neither MFFC nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in section 1704.01(C)(1) of the ORC, are "beneficial owners," as the term "beneficial owners" is defined in section 1704.01(C)(4) of the ORC, of any of the outstanding common shares of BFOH.

         SECTION 3.25. REGULATORY MATTERS. Except as set forth in Section 3.25 of the DISCLOSURE SCHEDULE, neither MFFC nor MFSB is subject or is party to, or has received any notice or advice that it may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any regulatory agency that currently restricts the conduct of its business or that currently affects its capital adequacy, credit policies, management or business (hereinafter referred to as a "REGULATORY AGREEMENT"), nor has MFFC or MFSB been advised by any regulatory agency that it is considering issuing or requesting any such REGULATORY AGREEMENT. Except as set forth in Section 3.25 of the DISCLOSURE SCHEDULE, there is no unresolved violation, criticism or exception by any REGULATORY AGENCY with respect to any report or statement relating to any examinations of MFFC or MFSB.

         SECTION 3.26. NON-BANKING ACTIVITIES. MFFC is not engaged in any activity, either directly or indirectly through one or more of its subsidiaries or other equity investments, which is not permitted by a savings and loan holding company or by a subsidiary or other enterprise through which such activity is conducted. MFSB is not engaged in any activity, either directly or indirectly through one or more of its subsidiaries or other equity investments, which is not permitted by a federal savings bank.

         SECTION 3.27. FIDUCIARY RESPONSIBILITY. During the applicable statute of limitations period, (a) MFFC and MFSB have properly administered all accounts (if any) for which it acts as a fiduciary or agent, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, and (b) neither MFFC, MFSB, nor any director, officer or employee of MFFC or MFSB acting on behalf of MFFC or MFSB, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account. To the knowledge of MFFC, there is no investigation or inquiry by any regulatory agency pending or threatened against or affecting MFFC or MFSB relating to the compliance by MFFC or MFSB with sound fiduciary principles and applicable regulations.

         SECTION 3.28. EMPLOYMENT AGREEMENTS. Section 3.15 of the DISCLOSURE SCHEDULE lists each agreement, arrangement, commitment or contract (whether written or oral) for the employment, retention or engagement, or with respect to the severance, of any present or former officer, director, employee, agent, consultant or other person or entity to which MFFC or MFSB is a party to or bound by and which, by its terms, is not terminable by MFFC or MFSB on thirty
(30) days written notice or less without the payment of any amount by reason of such termination. Copies of each written agreement, arrangement, commitment or contract listed in Section 3.15 of the DISCLOSURE SCHEDULE have been previously delivered to BFOH.

         SECTION 3.29. CERTAIN OPERATIONAL MATTERS. (a) Neither MFFC nor MFSB is a party to any agreement or subject to any arrangement which would prevent, limit or restrict it from the sale, lease or other disposition of its main offices or any branch office.

                  (b) Except as set forth in Section 3.27 of the DISCLOSURE SCHEDULE, the consummation of the BFOH MERGER or the BANK MERGER shall not result in the termination or cancellation before its stated expiration of any contract to which MFFC or MFSB is a party or cause them to incur any financial penalty, liquidated damages, assessment or other costs solely by reason of such mergers.

         SECTION 3.30. STATEMENTS. None of the information supplied or to be supplied by MFFC and MFSB for inclusion in this AGREEMENT or in any documents filed with any regulatory agency in connection with the transactions contemplated by this AGREEMENT shall, at the respective times such documents are filed, and at the time of the MFFC Shareholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE FOUR

               REPRESENTATIONS AND WARRANTIES OF BFOH AND THE BANK

         BFOH and the BANK represent and warrant to MFFC that each of the following is true and accurate in all material respects:

         SECTION 4.01. ORGANIZATION AND STANDING. (a) BFOH is a corporation duly organized, validly existing and in good standing under the laws of Ohio; is duly registered with the FRB as a bank holding company; and has the corporate power and authority to conduct its business and operations as presently conducted. BFOH is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the SEC, the FRB and the FDIC.

                  (b) The BANK is a national bank duly organized, validly existing and in good standing under the laws of the United States and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. The savings accounts and deposits of the BANK are insured up to applicable limits by the FDIC. The BANK is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the OCC and the FDIC.

         SECTION 4.02. QUALIFICATION. Each of BFOH and the BANK is either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of BFOH or the BANK.

         SECTION 4.03. AUTHORITY. Subject to the approval of this AGREEMENT and the transactions contemplated hereby, including the BANK MERGER, by the appropriate regulatory authorities, (a) each of BFOH and the BANK has all requisite corporate power and authority to enter into this AGREEMENT and to perform its obligations hereunder;
(b) the execution and delivery of this AGREEMENT and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by each of BFOH and the BANK; and (c) this AGREEMENT is a valid and binding agreement of each of BFOH and the BANK, enforceable against it in accordance with its terms, (i) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (ii) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C.
Section 1818(b) or by the appointment of a conservator by the FDIC. This AGREEMENT has been duly executed and delivered by each of BFOH and the BANK.

         SECTION 4.04. GOVERNING DOCUMENTS. BFOH has delivered to MFFC true and accurate copies of the Articles of Incorporation and Code of Regulations of BFOH and the Articles of Association and the Bylaws of the BANK and has granted MFFC access to all records of all meetings and other corporate actions occurring before the BFOH EFFECTIVE TIME by the shareholders, Boards of Directors and Committees of the Boards of Directors of BFOH and the BANK. The minute books of BFOH and the BANK contain, in all material respects, complete and accurate records of all meetings and other corporate actions of shareholders, Boards of Directors and Committees of the Boards of Directors.

         SECTION 4.05. NO CONFLICTS. The execution and delivery of this AGREEMENT and, subject to the approval of the BFOH MERGER and the BANK MERGER by the appropriate regulatory authorities, the consummation of the transactions contemplated hereby will not (a) conflict with or violate any provision of or result in the breach of any provision of the Articles of Incorporation or Code of Regulations of BFOH or the Articles of Association or Bylaws of the BANK; (b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which either BFOH or the BANK is a party or by which either BFOH or the BANK or their property or assets is bound; (c) require the consent of any party to any agreement or commitment to which either BFOH or the BANK is a party or by which either BFOH or the BANK or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations or financial condition of BFOH and the BANK, taken as a whole; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of either BFOH or the BANK or give rise to any meritorious cause of action against either BFOH or the BANK; or (e) violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the FRB, OCC, or the FDIC.

         SECTION 4.06. CONSENTS. Except as disclosed in writing to MFFC on the date of this AGREEMENT (hereinafter to as the "BFOH LETTER"), no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this AGREEMENT by either BFOH or the BANK or the consummation by either BFOH or the BANK of the transactions contemplated hereby, except for filings, authorizations, consents or approvals required by the SEC, FRB, the OTS, the OCC and the Ohio Secretary of State. At or before the BFOH EFFECTIVE TIME, BFOH shall obtain the consent of LaSalle National Bank to the consummation of the transactions contemplated by this AGREEMENT.

         SECTION 4.07. AUTHORIZED CAPITAL OF BFOH. As of the date hereof, the authorized capital of BFOH consists of (a) 20,000,000 common shares, each without par value, 7,595,668 of which are issued and outstanding and 297,467 of which are reserved for issuance upon exercise of outstanding stock options (hereinafter referred to as the "BFOH OPTIONS"). All of the outstanding common shares of BFOH are duly authorized, validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws. BFOH has no outstanding class of capital stock other than such common shares. Except for the BFOH OPTIONS, shares to be issued pursuant to the BFOH Bonus Share Program and as set forth in the BFOH LETTER, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating BFOH to issue, deliver or sell, cause to be issued, delivered or sold, or restricting BFOH from selling any additional BFOH shares, or obligating BFOH to grant, extend or enter into any such agreement or commitment.

         SECTION 4.08. FINANCIAL STATEMENTS. (a) The consolidated statements of financial condition as of December 31, 1998 and 1997, of BFOH and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years then ended, examined and reported upon by PriceWaterhouseCoopers LLP, certified public accountants, complete copies of which have previously been delivered to MFFC (hereinafter referred to as the "BFOH AUDITED FINANCIALS"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of BFOH at such dates and the results of its operations and cash flows for such periods.

                  (b) The consolidated statement of financial condition as of November 30, 1999, of BFOH and the related consolidated statements of income, shareholders' equity and cash flows for the eleven months then ended, complete copies of which have previously been delivered to MFFC (hereinafter referred to as the "BFOH INTERIM FINANCIALS"), fairly present the financial position of BFOH at such date and the results of its operations and cash flows for such period and have been prepared in accordance with generally accepted accounting principles as applicable to condensed consolidated financial statements and as applied on a consistent basis with the BFOH AUDITED FINANCIALS. All adjustments which are necessary for a fair statement of the BFOH INTERIM FINANCIALS have been made.

                  (c) The Call Reports of the BANK for the three month periods ended March 31, June 30 and September 30, 1999, together with the schedules and supplements attached thereto, each as filed with the FDIC and copies of which were previously delivered to MFFC by BFOH (hereinafter referred to as the "CALL REPORTS"), have been prepared in accordance with accounting practices permitted by the FDIC applied on a consistent basis and fairly present the financial position of the BANK at such dates.

                  (d) Except as disclosed in the BFOH INTERIM FINANCIALS and the CALL REPORTS, as of November 30, 1999, BFOH had no liabilities or obligations material to the financial condition of the BANK and BFOH taken as a whole, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

         SECTION 4.09. CONDUCT OF BUSINESS. Except as disclosed in the BFOH LETTER, since September 30, 1999, BFOH and the BANK have conducted their business only in the ordinary and usual course and there have been no material adverse changes in the financial condition, assets, liabilities, obligations, properties or business of BFOH or the BANK.

         SECTION 4.10. REPORTS AND RECORDS. (a) Each of BFOH and the BANK has filed all reports and maintained all records required to be filed or maintained by them under various rules and regulations of the SEC, FRB, FDIC and the OCC. All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of the filing of such documents and contained in all material respects the information required to be stated therein.

                  (b) BFOH has delivered to MFFC copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "BFOH SEC FILINGS"):

                      (i) The BFOH Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and 1997;

                      (ii) The BFOH Annual Reports to Shareholders for the fiscal years ended December 31, 1998 and 1997;

                      (iii) The BFOH Proxy Statements for use in connection with the 1998 and 1997 Annual Meetings of Shareholders;
                            and

                      (iv) The BFOH Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 and March 31, June 30 and September 30, 1999.

The BFOH SEC FILINGS did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.11. ACTIONS AND SUITS. Except as set forth in the BFOH SEC FILINGS or in the BFOH LETTER, there are no material actions, suits or proceedings or investigations pending or, to the knowledge of BFOH, threatened against or affecting the business, operations or financial condition of BFOH and the BANK in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and neither BFOH nor the BANK has any knowledge of any basis for any such action, suit, proceeding or investigation.

         SECTION 4.12. PERMITS AND LICENSES. Each of BFOH and the BANK has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for them to conduct their business as presently conducted and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this AGREEMENT.

         SECTION 4.13. TAXES. Except as set forth in the BFOH SEC FILINGS, each of BFOH and the BANK has duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by each of BFOH and the BANK through the date hereof, and has paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due. Neither BFOH nor the BANK has any liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever and there is no basis for any additional material claims or assessments, other than with respect to liabilities for taxes and duties which are reflected in the BFOH INTERIM FINANCIALS or which may have accrued since September 30, 1999, in the ordinary course of business.

         SECTION 4.14. INSURANCE. All material properties and operations of each of BFOH and the BANK are adequately insured for its benefit. The performance by the officers and employees of each of BFOH and the BANK of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

         SECTION 4.15 YEAR 2000. (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology owned or leased by either BFOH or the BANK (hereinafter referred to as the "BANK Systems") necessary for either BFOH or the BANK to carry on its business as presently conducted and as contemplated to be conducted in the future either (i) are Year 2000 Compliant or (ii) will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of the business operations of either BFOH or the BANK. For purposes of this Section 4.15, "Year 2000 Compliant" means that the BANK Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

                  (b) Each of BFOH and the BANK has (i) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of either BFOH or the BANK to be Year 2000 Compliant on a timely basis; (ii) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and (iii) to date, implemented that plan in accordance with that timetable in all material respects.

                  (c) Each of BFOH and the BANK has made inquiry of each of its key suppliers, vendors and customers and has obtained confirmations from all such persons as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, BFOH reasonably believes that all such persons will be or try to become so compliant or make other suitable arrangements so as not to likely cause a material disruption of business.

         SECTION 4.16 ENVIRONMENTAL PROTECTION. (a) Except as set forth in the BFOH LETTER, (i) to the knowledge of BFOH, each of BFOH, the BANK and the BFOH PROPERTY (hereinafter defined) is, and has been at all times, in material compliance with all applicable ENVIRONMENTAL LAWS; (ii) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency have been issued, are pending or, to the knowledge of BFOH or the BANK, threatened against either BFOH or the BANK or in connection with the BFOH PROPERTY; (iii) no claims have been made or, to the knowledge of BFOH or the BANK, threatened at any time against either BFOH or the BANK or in connection with the BFOH PROPERTY relating to actual or alleged violation of any ENVIRONMENTAL LAW or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any HAZARDOUS SUBSTANCE and, to the knowledge of BFOH, no past or present actions, activities, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of, or exposure to, any HAZARDOUS SUBSTANCE have occurred that could reasonably form the basis of any such claims against either BFOH or the BANK or in connection with the BFOH PROPERTY; (iv) to the knowledge of BFOH, no HAZARDOUS SUBSTANCES have been integrated into any BFOH PROPERTY or any component thereof in violation of ENVIRONMENTAL LAWS, or which will in the future require remediation during renovation or demolition, or in such quantities and manner as may or do pose a threat to human health; (v) to the knowledge of BFOH, no portion of any BFOH PROPERTY is located within 2000 feet of (I) a release of HAZARDOUS SUBSTANCES which has been reported or is required to be reported under any ENVIRONMENTAL LAW or (II) the location of any site used, in the past or presently, for the disposal of any HAZARDOUS SUBSTANCES;
(vi) the BFOH PROPERTY has not been used for the storage, disposal or treatment of HAZARDOUS SUBSTANCES, except as allowed by applicable law, has not been contaminated by HAZARDOUS SUBSTANCES, nor has been used for the storage or use of any underground or aboveground storage tanks; and (vii) material permits, registrations and other authorizations necessary for either BFOH or the BANK or the BFOH PROPERTY to operate in material compliance with all ENVIRONMENTAL LAWS are currently in force.

                  (b) As used in this Section 4.16, "BFOH PROPERTY" means all real and personal property now or previously owned, leased, occupied or managed by either BFOH or the BANK or any person or entity whose liability for any matter has or may have been related or assumed by BFOH either contractually or by operation of law.

         SECTION 4.17. STOCK OWNERSHIP. Except as set forth in the BFOH LETTER, neither BFOH nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are

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

defined in section 1704.01(C)(1) of the ORC, are "beneficial owners," as the terms "beneficial owners" is defined in section 1704.01(C)(4) of the ORC, of any of the outstanding shares of MFFC.

         SECTION 4.18. BROKERS. All negotiations relating to this AGREEMENT and the transactions contemplated hereby have been carried on without the intervention of any person, other than Sandler O'Neill, LLC, acting on behalf of BFOH or the BANK in such manner as to give rise to any valid claim against BFOH or the BANK for any broker's or finder's fee or similar compensation.

                                  ARTICLE FIVE

                                    COVENANTS

         SECTION 5.01. CONDUCT OF BUSINESSES. (a) Except as set forth in Section 5.01(b) of this AGREEMENT and except to the extent permitted by BFOH, from the date of this AGREEMENT until the BFOH EFFECTIVE TIME, MFFC and MFSB will conduct their businesses only in the ordinary course, in accordance with past practices and policies and in compliance with all applicable statutes, rules and regulations. Without limiting the generality of the foregoing, MFFC and MFSB shall use reasonable efforts to maintain and preserve intact their business organizations, employees and business relationships and to retain the services of their officers and key employees and neither MFFC nor MFSB shall, without the prior written consent of BFOH:

                           (i) Issue any MFFC common shares or other capital stock or any options, warrants, or other rights to subscribe for or purchase MFFC common shares or any other capital stock or any securities convertible into or exchangeable for any capital stock of MFFC or MFSB, except pursuant to options granted under the STOCK OPTION PLAN and options granted to BFOH;

                           (ii) Directly or indirectly redeem, purchase or otherwise acquire any MFFC common shares or any other capital stock of MFFC or MFSB or effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize MFFC or MFSB;

                           (iii) Amend the Articles of Incorporation or Code of Regulations of MFFC or the Charter or Bylaws of MFSB;

                           (iv) Grant any increase, other than ordinary and normal increases consistent with past practices, in the compensation payable or to become payable to officers or salaried employees or, except as required by law or as required by existing contractual obligations, adopt or make any material change in any bonus (permitting the continued accrual of management bonuses at current rates and payment of such bonuses in accordance with past practices, the MFFC and MFSB Boards of Director being permitted to consider the impact of the transactions contemplated by this AGREEMENT on the possible adverse performance of MFFC and MFSB), insurance, pension or other PLAN (except as otherwise permitted by this AGREEMENT), agreement, payment or arrangement made to, for or with any of such officers or employees;

                           (v) Borrow or agree to borrow any material amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any material obligations of others, except in the ordinary course of business;

                           (vi) Make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, except in the ordinary course of business;

                           (vii) Purchase or otherwise acquire any investment security for its own account, except in a manner and pursuant to policies consistent with past practice;

                           (viii) Materially increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

                           (ix) Enter into any agreement, contract or commitment of a material nature out of the ordinary course of business;

                           (x) Except in the ordinary course of business, place on any of its material assets or properties any mortgage, pledge, lien, charge, or other encumbrance of a material nature;

                           (xi) Except in the ordinary course of business, cancel or accelerate any material indebtedness owing to MFFC or MFSB or any claims which MFFC or MFSB may possess or waive any material rights with respect thereto;

                           (xii) Sell, assign, transfer, convey, license, subcontract, cancel, amend or alter in any other material respect any loan servicing rights of MFFC or MFSB, except for sales on the secondary market in the ordinary course of business and in accordance with past practices;

                           (xiii) Except as set forth in Section 5.01(a) of the DISCLOSURE SCHEDULE, sell or otherwise dispose of any material real property or any material amount of any tangible or intangible personal property other than in the ordinary course of business and other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to MFFC or MFSB;

                           (xiv) With respect to the branch operations of MFSB, take any action to close any existing branch, open new branches, acquire by purchase, merger or otherwise additional branches, or otherwise affect the number, location, and nature of the branch operations, or to make any public announcement regarding the continuation or discontinuation of any branch operations;

                           (xv) Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a Phase I environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that no report shall be required with respect to any single family property or any non-agricultural residential property of one acre or less, unless there is reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

                           (xvi) Purchase any real or personal property or make any other capital expenditure in excess of $50,000.

                  (b) Notwithstanding Section 5.01(a) or any other provision to the contrary in this AGREEMENT, MFFC and MFSB may, without the prior written consent of BFOH:

                           (i) At or before the BFOH EFFECTIVE TIME, pay management bonuses which have been accrued since September 30, 1999, in accordance with past practices;

                           (ii) At or before the BFOH EFFECTIVE TIME, issue MFFC common shares upon exercise of options granted pursuant to the STOCK OPTION PLAN;

                           (iii) At or before the BFOH EFFECTIVE TIME, pay per share dividends in the amount of $.15 during each of the quarters ended March 31, June 30 and September 30, 2000; provided, however, that MFFC shall not pay any dividend in the quarter of the CLOSING if such payment would result in the payment during such quarter of a dividend to MFFC shareholders by both MFFC and BFOH; and


                           (iv) Take any other action expressly contemplated by this AGREEMENT.

         SECTION 5.02. ACQUISITION PROPOSALS. MFFC and MFSB shall not, and shall cause the officers, directors, employees and other agents of MFFC and MFSB not to, directly or indirectly, take any action to solicit, initiate, engage or negotiate any proposals or offers from any person or entity, other than BFOH, or discuss or negotiate with any such person or entity, other than BFOH, any acquisition or purchase of all or a material amount of the assets of, any equity securities of, or any merger, consolidation or business combination with, MFFC or MFSB (hereinafter collectively referred to as "ACQUISITION TRANSACTIONS"); provided, however, that nothing contained in this Section 5.02 shall prohibit MFFC or MFSB from furnishing information to, or entering into discussions, negotiations or an agreement with, any person or entity which makes an unsolicited proposal of an ACQUISITION TRANSACTION if and to the extent that (a) the Board of Directors of MFFC, after consultation with and based upon the advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of MFFC under applicable law and (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, MFFC provides immediate written notice to BFOH of such action.

         SECTION 5.03. ACCOUNTING POLICIES. Before the BFOH EFFECTIVE TIME and at the request of BFOH, MFFC and MFSB shall promptly establish and take such reserves and accruals to conform the loan, accrual and reserve policies of MFFC and MFSB to the policies of BFOH and the BANK; shall promptly establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments; and shall promptly recognize for financial accounting purposes such expenses of the BFOH MERGER and restructuring charges related to or to be incurred in connection with the BFOH MERGER, to the extent permitted by law and consistent with generally accepted accounting principles and the fiduciary duties of the officers and directors of MFFC and the MFSB; provided, however, that neither MFFC nor MFFC shall be obligated to make any such changes or adjustments unless they have received a written certification from BFOH that all conditions set forth in Sections 7.01 and 7.02 of this AGREEMENT have been satisfied or waived and that no basis for the termination of this AGREEMENT by BFOH or the BANK pursuant to Article Eight of this AGREEMENT is then extant.

                                   ARTICLE SIX

                               FURTHER AGREEMENTS

         SECTION 6.01. APPLICATION FOR APPROVAL OF MERGER. As soon as practicable after the date of this AGREEMENT, BFOH and MFFC will prepare and cause to be filed such applications and other documents with the FRB, the FDIC, the OCC, and the OTS and any other governmental agencies as are required to secure the requisite approval of such agencies to the consummation of the transactions provided for in this AGREEMENT. BFOH and MFFC shall use all reasonable efforts to file all such applications within ninety (90) days of the date of this AGREEMENT and to secure all such approvals. MFFC and MFSB agree that they will, as promptly as practicable after request, provide BFOH with all information and documents concerning MFFC and MFSB as shall be required in connection with preparing any applications, registration statements and other documents which are to be prepared and filed by BFOH and in connection with regulatory approvals required to be obtained by BFOH hereunder. BFOH agrees that it will, as promptly as practicable after request, provide MFFC and MFSB with all information and documents concerning BFOH and its subsidiaries as shall be required in connection with preparing such applications, registration statements and other documents which are to be prepared and filed by MFFC or MFSB in connection with approvals required to be obtained by MFFC hereunder.

         SECTION 6.02. REGISTRATION STATEMENT. (a) BFOH shall, as soon as reasonably practicable, prepare in accordance with the Securities Act of 1933, as amended (hereinafter referred to as the "ACT"), and file with the SEC a Registration Statement in respect of the BFOH common shares to be issued to the holders of MFFC common shares in accordance with ARTICLE TWO of this AGREEMENT (hereinafter referred to as the "REGISTRATION STATEMENT"), and shall use all reasonable efforts to have the REGISTRATION STATEMENT, as amended, declared effective by the SEC as promptly as practicable. BFOH and MFFC shall cooperate in the preparation of the REGISTRATION STATEMENT, including the prospectus, proxy statement, and other documents necessary to comply with all federal and state securities laws related to the registration and issuance of the shares of BFOH to be issued to the shareholders of MFFC in this transaction, and any other laws applicable to the transactions provided for in this Agreement.

                  (b) The information included in the REGISTRATION STATEMENT in respect of BFOH and the BANK will not, at the time the REGISTRATION STATEMENT becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 6.03. AFFILIATES COMPLIANCE WITH THE SECURITIES ACT. (a) Within 30 days after the date of this AGREEMENT, MFFC shall identify to BFOH all persons whom MFFC reasonably believes to be "affiliates," as defined in paragraphs (c) and (d) of Rule 145 under the ACT (hereinafter referred to as the "AFFILIATES"). Thereafter and until the BFOH EFFECTIVE TIME, MFFC shall identify to BFOH each additional person whom it reasonably believes to have thereafter become its AFFILIATE.

                  (b) MFFC shall use reasonable efforts to cause each person who is identified as an AFFILIATE to deliver to BFOH before the BFOH EFFECTIVE DATE a written agreement in the form of the written agreement attached hereto as Exhibit D in which such AFFILIATE confirms that the BFOH common shares received by such AFFILIATE in the MERGER shall not be transferable except in accordance with Rule 145 under the ACT.

         SECTION 6.04. SPECIAL MEETING OF SHAREHOLDERS. (a) MFFC shall use reasonable efforts to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting upon the AGREEMENT and the transactions contemplated hereby, including the BFOH MERGER. MFFC shall use its reasonable efforts to hold such meetings as soon as practicable following the effective date of the REGISTRATION STATEMENT. The Board of Directors of MFFC, as constituted on the date of this AGREEMENT, shall, except to the extent that the Board of Directors of MFFC, after consultation with and based upon the written advice of counsel, determines in good faith that such recommendation or efforts would breach its fiduciary duties to the shareholders of MFFC under applicable law, (i) unanimously recommend to MFFC shareholders in the MFFC proxy statement which will form a part of the REGISTRATION

STATEMENT (hereinafter referred to as the "PROXY STATEMENT") the approval of this AGREEMENT and the transactions contemplated hereby, including the BFOH MERGER, and the other matters to be submitted to the shareholders in connection therewith, and (ii) use their reasonable efforts to obtain the necessary approvals by the shareholders of this AGREEMENT, any amendments hereto, and the transactions contemplated hereby, including the BFOH MERGER.

                  (b) Immediately after the approval of this AGREEMENT by the requisite vote of the MFFC shareholders, MFFC shall approve this AGREEMENT and the transactions contemplated hereby, including the BANK MERGER, as the sole shareholder of MFSB.

         SECTION 6.05. ACCESS. Until the BFOH EFFECTIVE TIME, MFFC and MFSB shall afford to BFOH, and BFOH and the BANK shall afford to MFFC, and to their respective officers and representatives (including, without limitation, counsel, financial advisers and independent accountants), reasonable access to their properties, personnel, books, records and affairs. Each party shall furnish the other party with such additional financial and operating data and other information as to its businesses and properties as may be reasonably requested. Such access shall include, but shall not be limited to, (i) permitting verification, by audit or otherwise, of any representation or warranty made hereunder; (ii) authorizing release of any information (including the work papers of such independent auditors) and financial consultants; (iii) consistent with applicable regulations or procedures, furnishing regular and special examination reports since the date of this AGREEMENT to the BFOH EFFECTIVE TIME; and (iv) delivering copies of all documents or reports or correspondence filed and any correspondence with any federal regulatory or supervisory agency from the date of this AGREEMENT until the BFOH EFFECTIVE TIME.

         SECTION 6.06. CONFIDENTIALITY. MFFC, MFSB, BFOH and the BANK shall hold confidential any information obtained hereunder which is not otherwise public knowledge or ascertainable from public information and all non-public documents (including copies thereof) obtained hereunder by either party from the other party shall be returned to such party.

         SECTION 6.07. PRESS RELEASES. BFOH and MFFC shall consult with each other before issuing any press release or otherwise making any public statements with respect to the BFOH MERGER or the BANK MERGER and shall not issue any such press release or make any such public statement without obtaining the prior consent of the other party, except as may be required by law or by obligations pursuant to any listing agreement with any national securities association.

         SECTION 6.08. COSTS, EXPENSES AND FEES. Whether or not the BFOH MERGER is consummated, all costs and expenses incurred in connection with this AGREEMENT, the PROXY STATEMENT, the REGISTRATION STATEMENT and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         SECTION 6.09. REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this AGREEMENT.

         SECTION 6.10. NOTIFICATION OF EVENTS. At all times from the date of this AGREEMENT until the BFOH EFFECTIVE TIME, each party shall promptly notify the other in writing of any adverse business conditions threatening its normal business operations or of the occurrence of any event or the failure of any event to occur which might result in a breach of or a failure to comply with any representation, warranty, covenant, condition or agreement contained in this AGREEMENT or of the commencement of any action, suit, proceeding, or investigation against it.

         SECTION 6.11. LIQUIDATION ACCOUNT. The BANK MERGER shall have no effect upon the MFSB Liquidation Account which shall be assumed by the BANK at the BANK EFFECTIVE TIME in accordance with 12 C.F.R. section 563b.3(j).

         SECTION 6.12. ESOP TERMINATION. (a) MFFC shall use reasonable efforts to terminate the ESOP and shall file an Application for Determination with the IRS regarding tax qualification upon termination. All amounts accrued on the financial statements of MFFC as ESOP expense through the end of the month immediately before the month of the CLOSING shall be contributed by MFSB to the ESOP Trustee and shall be paid by the ESOP Trustee to MFFC to reduce the outstanding balance of the ESOP LOAN, after which an appropriate number of MFFC common shares shall be allocated as promptly as possible by the ESOP Trustee to the accounts of ESOP participants (as defined in the ESOP) in accordance with the allocation provisions of the ESOP contained in Sections 3.01 and 3.02 and applicable law; provided, however, that any such contribution shall be deductible by MFFC and MFSB under Section 404 of the CODE and the allocations of such contribution shall otherwise be in compliance with Section 415 of the CODE. All common shares of MFFC held by the Trustee of the ESOP at the BFOH EFFECTIVE TIME shall be exchanged by the Trustee for the BFOH MERGER CONSIDERATION. The Trustee for the ESOP shall dispose of shares held in the suspense account of the ESOP for the purpose of retiring the ESOP LOAN. Any shares and other assets remaining in the suspense account following repayment of the ESOP LOAN in full shall be allocated as promptly as possible by the ESOP Trustee to participants (as defined in the ESOP) in accordance with the allocation provisions of the ESOP contained in Sections 3.01 and 3.02 and applicable law. It is the intent of the parties that the ESOP be terminated and distributions made concurrently with the BFOH EFFECTIVE TIME to the extent possible.

                  (b) In the event that the IRS determines that the allocation of assets remaining in the suspense account following repayment of the ESOP LOAN in full is subject to the limits on annual additions pursuant to Section 415 of the CODE, then BFOH will make all reasonable efforts, to the extent permissible under applicable provisions of the CODE and related Treasury Regulations, to continue the ESOP trust through the last day of the ESOP plan year following the ESOP plan year during which the BFOH EFFECTIVE TIME occurs, solely for the benefit of those individuals who are participants in the ESOP immediately before the BFOH EFFECTIVE TIME, and to allocate such remaining assets to ESOP participants in accordance with the terms of the ESOP to the full extent permissible under Section 415 of the CODE between the BFOH EFFECTIVE TIME and the last day of the ESOP plan year following the ESOP plan year during which the BFOH EFFECTIVE TIME occurs. In the event that all assets held by the ESOP trust are allocated prior to the last day of the ESOP plan year during which the BFOH EFFECTIVE TIME occurs, the ESOP trust shall be immediately terminated and participants' ESOP accounts will be distributed as soon as practicable thereafter.

         SECTION 6.13. 401(k) PLAN TERMINATION. MFFC and MFSB shall use reasonable efforts to terminate MFFC's 401(k) Plan before the BFOH EFFECTIVE TIME and to file an Application for Determination with the IRS regarding tax qualification upon termination.

         SECTION 6.14. WITHDRAWAL FROM RETIREMENT FUND. MFFC and MFSB shall use reasonable efforts to withdraw from the Financial Institutions Retirement Fund (hereinafter referred to as the "RETIREMENT FUND"). Such withdrawal shall occur in accordance with the applicable provisions of Article XII of the Regulations governing the Comprehensive Retirement Program (hereinafter referred to as the "REGULATIONS"), pursuant to the provisions of Article XII, Section 1, Paragraph
(6) of the REGULATIONS, applicable to a withdrawal without the establishment of a "successor plan." MFFC and MFSB shall file all forms and documents necessary to carry out such withdrawal from the RETIREMENT FUND prior to the BFOH EFFECTIVE TIME, including, but not limited to, any filings required to be made with the sponsor of the RETIREMENT FUND and with the IRS.

         SECTION 6.15. RRP. MFFC shall not award any of the UNAWARDED RRP SHARES to any of the RRP participants and shall cause the RRP Trustee to transfer all right, title and interest in and to the UNAWARDED RRP SHARES to MFFC immediately before the BFOH EFFECTIVE TIME. At the BFOH EFFECTIVE TIME, all of the UNVESTED RRP SHARES shall vest and shall be exchanged for the BFOH MERGER CONSIDERATION, after which BFOH shall cause the RRP Trustee to distribute to RRP participants
(a) the BFOH MERGER CONSIDERATION for which the UNVESTED RRP SHARES have been exchanged, (b) all dividends previously paid by MFFC on the UNVESTED RRP SHARES, together with interest earned thereon, and (c) fifty percent (50%) of all dividends previously paid by MFFC on the UNAWARDED RRP SHARES, together with interest earned thereon.

         SECTION 6.16. DEFERRED COMPENSATION AGREEMENTS. BFOH shall honor and assume all of the obligations of MFSB under each of the Deferred Fee Agreements by and between MFSB and David R. Hayes, MFSB and Christopher S. Long, MFSB and Kenneth J. Faze, MFSB and Robert E. Hine, MFSB and E. Lynn App and MFSB and Glenn E. Aidt, as each such agreement was amended on January 12, 2000.

         SECTION 6.17. EMPLOYMENT AGREEMENTS. BFOH shall honor and assume all of the obligations of MFFC and MFSB under the Employment Agreements by and among MFFC, MFSB and Glenn E. Aidt; MFFC, MFSB and Thomas P. Eyer; MFFC, MFSB and Debbie A. Jones; MFFC, MFSB and Dennis J. Piper; and MFFC, MFSB and John E. Frigge. MFFC shall pay to each such employee on or before the BFOH EFFECTIVE TIME the amount in cash required by Section 4(a)(ii)(I) of each such agreement.

         SECTION 6.18. EMPLOYEE BENEFIT PLANS. (a) All employees of MFFC and MFSB immediately prior to the BFOH EFFECTIVE TIME who are employed by BFOH or the BANK

(hereinafter referred to collectively as the "EMPLOYERS") immediately following the BFOH EFFECTIVE TIME (hereinafter referred to as the "TRANSFERRED EMPLOYEES") will be covered by the EMPLOYERS' employee benefit plans (hereinafter referred to as the "EMPLOYEE BENEFIT PLANS") on substantially the same basis as any employee of the EMPLOYERS in a comparable position. Notwithstanding the foregoing, BFOH and the BANK may determine to continue any of the MFFC or MFSB benefit plans for TRANSFERRED EMPLOYEES in lieu of offering participation in the EMPLOYEE BENEFIT PLANS providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of MFFC's or MFSB's benefit plans, or to merge any such benefit plans with the EMPLOYEE BENEFIT PLANS, provided the result is the provision of benefits to TRANSFERRED EMPLOYEES that are substantially similar to the benefits provided to the EMPLOYERS' employees generally. Service to MFFC or MFSB by a TRANSFERRED EMPLOYEE prior to the BFOH EFFECTIVE TIME shall be recognized as service to the EMPLOYERS for purposes of eligibility to participate under the EMPLOYERS' sick leave policies, paid vacation policies and any EMPLOYEE BENEFIT PLAN to the extent permissible under governing law. BFOH and the BANK agree that any pre-existing condition, limitation or exclusion in its EMPLOYEE BENEFIT PLANS shall not apply to TRANSFERRED EMPLOYEES or their covered dependents who are covered under a similar plan maintained by MFFC or MFSB on the BFOH EFFECTIVE TIME and who then change coverage to EMPLOYEE BENEFIT PLANS at the time such TRANSFERRED EMPLOYEES are first given the option to enroll. Nothing contained in this Section 6.18 shall prohibit the EMPLOYERS from modifying or terminating any of the EMPLOYEE BENEFIT PLANS after the BFOH EFFECTIVE TIME, nor shall anything contained in this Section 6.18 require the EMPLOYERS to continue the employment of any employee of MFFC or MFSB after the BFOH EFFECTIVE TIME.

                  (b) Notwithstanding the terms and conditions of any note or loan agreement, neither BFOH nor the Bank shall increase or otherwise change after the BFOH EFFECTIVE DATE the interest rate on any loan made to any of the MFSB employees identified in Section 6.18(b) of the DISCLOSURE SCHEDULE above the interest rate on any such loan on the date of this AGREEMENT.

         SECTION 6.19. INDEMNIFICATION AND INSURANCE. (a) For a period of three years after the BFOH EFFECTIVE TIME, BFOH shall indemnify each person who served as a director or officer of MFFC and MFSB on or before the BFOH EFFECTIVE TIME to the fullest extent permitted under the Articles of Incorporation and Code of Regulations of BFOH or MFFC and applicable provisions of Ohio law from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was a director or officer of MFFC or MFSB.

                  (b) At or before the BFOH EFFECTIVE TIME, BFOH shall include the directors and executive officers of MFFC and MFSB for a period of three years after the BFOH EFFECTIVE TIME as persons covered and insured under the current Directors and Officers' Liability Insurance Policy of BFOH in a manner by which such directors and executive officers of MFFC and MFSB will be covered and insured for acts or omissions occurring before the BFOH EFFECTIVE TIME.

         SECTION 6.20. STOCK OPTIONS Before the BFOH EFFECTIVE TIME, MFFC shall use reasonable efforts to obtain from each holder of an option which was granted pursuant to the STOCK OPTION PLAN and which is not exercised before the BFOH EFFECTIVE TIME a written agreement in a form reasonably satisfactory to MFFC and BFOH pursuant to which such option is cancelled and extinguished in consideration and exchange for the payment by BFOH of the cash calculated in accordance with Section 2.01(a)(ii) of this AGREEMENT.

         SECTION 6.21. SEVERANCE. Each MFFC or MFSB employee immediately before the BFOH EFFECTIVE TIME (a) who is not listed in Section 6.17 of this AGREEMENT and (b)(i) who is not employed after the BFOH EFFECTIVE TIME by BFOH or the BANK or (ii) the employment of whom by BFOH or the BANK is terminated by BFOH or the BANK without cause within one year after the BFOH EFFECTIVE TIME shall receive an employment severance payment equal to the product of two weeks of the employee's then current salary, multiplied by the number of total years of service as a MFFC or MFSB employee; provided, however, that the minimum severance payment shall equal thirteen weeks salary and the maximum severance payment shall equal twenty-six weeks salary.

         SECTION 6.22. ADVISORY BOARD. At or before the BFOH EFFECTIVE TIME, BFOH shall form an Advisory Board consisting of the current members of the Board of Directors of MFFC (hereinafter referred to as the "ADVISORY BOARD"). The ADVISORY BOARD shall advise BFOH after the BFOH EFFECTIVE TIME on issues affecting the merger of the businesses of MFSB with the BANK and on other matters related to the operation of the business of MFFC and MFSB. The persons who agree to serve on the ADVISORY BOARD shall serve for a period of one year term and shall be paid a fee for services in the amount of $250 for each month of service.

                                  ARTICLE SEVEN

                                 CLOSING MATTERS

         SECTION 7.01. CONDITIONS TO OBLIGATIONS OF BFOH, THE BANK, MFFC AND MFSB. Notwithstanding any other provision of this AGREEMENT, the obligations of BFOH, the BANK, MFFC and MFSB to effect the BFOH MERGER and the BANK MERGER shall be subject to the fulfillment of each of the following conditions:

                  (a) This AGREEMENT shall have been validly adopted by the affirmative vote of the holders of at least the number of outstanding MFFC shares required under Ohio law and the MFFC Articles of Incorporation to adopt such agreements;

                  (b) All permits, approvals, consents, authorizations, exemptions or waivers of any federal or state governmental body or agency necessary or appropriate for consummation of the BFOH MERGER and the BANK MERGER shall have been obtained and all required waiting periods shall have expired;

                  (c) All waivers, consents and approval of every person, in addition to those required under subsections (a) and (b) of this Section 7.01, necessary or appropriate for the consummation of the BFOH MERGER and the BANK MERGER shall have been obtained;

                  (d) MFFC shall have received the written opinions of MCDONALD, dated the date of this AGREEMENT and the date of the PROXY STATEMENT to the effect that the BFOH MERGER CONSIDERATION is fair to the holders of the MFFC common shares from a financial point of view as of such dates;

                  (e) There shall not be in effect an order or decision of a court of competent jurisdiction which prevents or materially delays the consummation of the BFOH MERGER or the BANK MERGER;

                  (f) There shall not be in effect any federal or state law, rule or regulation which prevents or materially delays consummation of the BFOH MERGER and the BANK MERGER;

                  (g) BFOH and MFFC shall have received an opinion of Baker & Hostetler, LLP, to the effect that the BFOH MERGER, when consummated in accordance with the terms hereof, will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the CODE; and

                  (h) The REGISTRATION STATEMENT (including any post-effective amendment thereto) shall be effective under the ACT and no proceeding shall be pending or, to the knowledge of BFOH, threatened by the SEC to suspend the effectiveness of the REGISTRATION STATEMENT.

         SECTION 7.02. CONDITIONS TO OBLIGATIONS OF BFOH AND THE BANK. In addition to the conditions contained in Section 7.01 of this AGREEMENT, the obligations of BFOH and the BANK to effect the BFOH MERGER and the BANK MERGER shall also be subject to the fulfillment of each of the following conditions:

                  (a) The representations and warranties of each of MFFC and MFSB contained in Article Three of this AGREEMENT shall be true in all material respects at and as of the date hereof and at and as of the BFOH EFFECTIVE TIME as if made at and as of such time, except to the extent that any such representation and warranty is made as of a specified date;

                  (b) Each of MFFC and MFSB shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by it before or at the BFOH EFFECTIVE TIME;

                  (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties or business of MFFC and MFSB, taken as a whole, after the date of this AGREEMENT, except change resulting from action taken by MFFC or MFSB at the request of BFOH, including, but not limited to, action pursuant to Section 5.03 of this AGREEMENT; change resulting from or attributable to costs and expenses incurred in connection with the transactions contemplated by this AGREEMENT; and change resulting from or attributable to (i) change in law or regulation affecting financial institutions or their holding companies,
                           (ii) change in generally accepted accounting principles or regulatory accounting principles applicable to financial institutions and their holding companies; and (iii) change in economic conditions applicable to depository institutions generally or in general levels of interest rates; and

                  (d) Each of MFFC and MFSB shall have delivered to BFOH a certificate dated the BFOH EFFECTIVE TIME and signed by the President and Treasurer of MFFC and MFSB to the effect set forth in subsections (a), (b) and (c) of this Section 7.02.

         SECTION 7.03. CONDITIONS TO OBLIGATIONS OF MFFC AND MFSB. In addition to the conditions contained in Section 7.01 of this AGREEMENT, the obligation of MFFC and MFSB to effect the BFOH MERGER and the BANK MERGER shall also be subject to the fulfillment of each of the following conditions:

                  (a) The representations and warranties of BFOH and the BANK contained in Article Four of this AGREEMENT shall be true in all material respects at and as of the date hereof and as of the BFOH EFFECTIVE TIME as if made at and as of such time, except to the extent that such representations and warranties are made as of a specific date;

                  (b) Each of BFOH and the BANK shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by them before or at the BFOH EFFECTIVE TIME;

                  (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties, business or prospects of BFOH or the BANK after the date of this AGREEMENT;

                  (d) BFOH shall have delivered to MFFC a certificate dated the BFOH EFFECTIVE TIME and signed by the Chairman and the President of BFOH to the effect set forth in subsections (a), (b) and (c) of this Section 7.03; and

                  (e)      The AVERAGE shall not be less than $17.25.

                                  ARTICLE EIGHT

                                   TERMINATION

         SECTION 8.01. TERMINATION. This AGREEMENT may be terminated at any time prior to the BFOH EFFECTIVE TIME, whether before or after approval by the shareholders of MFFC:

                  (a) By mutual consent of the Boards of Directors of MFFC, MFSB, BFOH and the BANK; or

                  (b)      By the Board of Directors of MFFC or BFOH if:

                           (i)      The BFOH MERGER shall not have been
                                    consummated on or before December 31, 2000;
                                    or

                           (ii) Any event occurs which, in the reasonable opinion of either Board, would preclude satisfaction of any of the conditions set forth in Section 7.01 of this AGREEMENT; or

                  (c) By the Board of Directors of BFOH if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 7.02 of this AGREEMENT; or

                  (d) By the Board of Directors of MFFC if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 7.03 of this AGREEMENT; or

                  (e) By the Board of Directors of MFFC if MFFC accepts an ACQUISITION TRANSACTION negotiated in accordance with
                           Section 5.02 of this AGREEMENT.

         SECTION 8.02. WRITTEN NOTICE OF TERMINATION. In order to terminate this AGREEMENT pursuant to Section 8.01 of this AGREEMENT, the party so acting shall give written notice of such termination to the other party. This AGREEMENT shall terminate on the date such notice is given.

         SECTION 8.03. EFFECT OF TERMINATION. In the event of the termination of this AGREEMENT, the provisions of this AGREEMENT shall become void and have no effect; provided, however, that (a) the provisions set forth in Sections 6.06,
6.07 and 6.08 of this AGREEMENT shall survive such termination and shall remain in full force and effect and (b) a termination of this AGREEMENT shall not affect the liability of any party for an uncured and material breach of any term or condition of this AGREEMENT; provided, however, that in the event of the exercise by BFOH of any option to purchase MFFC common shares granted by MFFC to BFOH, neither MFFC nor MFSB shall have any liability to BFOH or the BANK for any breach of any term or condition of this AGREEMENT or for any other cost, expense or damage incurred by BFOH or the BANK in connection with the transactions contemplated by this AGREEMENT.

         SECTION 8.04. AMENDMENT. This AGREEMENT may only be amended by the unanimous consent of MFFC, MFSB, BFOH and the BANK by action taken by their respective Boards of Directors, at any time before or after approval of this AGREEMENT by the shareholders of MFFC, but after such approval no amendment shall be made which materially and adversely affects the rights of such shareholders without the further approval of such shareholders. This AGREEMENT may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.05. WAIVER. Any term or provision of this AGREEMENT (other than the requirement for shareholder approval) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

                                  ARTICLE NINE

                                  MISCELLANEOUS

         SECTION 9.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants in this AGREEMENT shall expire on, and be terminated and extinguished at, the BFOH EFFECTIVE TIME, other than Sections 6.12, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.21 and 6.22; provided, however, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive BFOH or the BANK (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either BFOH or MFFC.

         SECTION 9.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If addressed to BFOH or the BANK:

                           Gary N. Fields
                           President
                           BancFirst Ohio Corp.
                           P.O. Box 4658
                           422 Main Street
                           Zanesville, Ohio  43701

                           with a copy to:

                           Amy M. Shepherd
                           Baker & Hostetler, LLP
                           65 East State Street
                           Suite 2100
                           Columbus, Ohio  43215

                  If addressed to MFFC or MFSB:

                           Glenn E. Aidt
                           President
                           Milton Federal Financial Corporation
                           25 Lowry Drive
                           West Milton, Ohio  45383

                           with a copy to:

                           John C. Vorys
                           Vorys, Sater, Seymour and Pease LLP
                           52 East Gay Street
                           P.O. Box 1008
                           Columbus, Ohio  43216-1008

         SECTION 9.03. ENTIRE AGREEMENT. This AGREEMENT (including the exhibits, documents and instruments referred to herein or therein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer any rights or remedies hereunder upon any person other than BFOH or MFFC; (c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Ohio.

         SECTION 9.04. EXECUTION IN COUNTERPARTS. This AGREEMENT may be executed in two or more counterparts which together shall constitute a single AGREEMENT.

         SECTION 9.05. HEADINGS. The headings of articles and sections herein are for convenience of reference only, do not constitute a part of this AGREEMENT and shall not be deemed to limit or affect any of the provisions hereof.

         IN WITNESS WHEREOF, BFOH, the BANK, MFFC and MFSB have caused this AGREEMENT to be executed by their duly authorized officers as of the day and year first above written.

         Attest:             BancFirst Ohio Corp.


                             By  /s/ Gary N. Fields
                                 -----------------------------------------
                                 Gary N. Fields
         /s/ Kim Taylor          its President and Chief Executive Officer
         ------------------


         Attest:             The First National Bank of Zanesville

                             By  /s/ Edward N. Cohn
                                 -----------------------------------------
                                 Edward N. Cohn
         /s/ Kim Taylor          its Senior Vice President
         ------------------

         Attest:             Milton Federal Financial Corporation


                             By  /s/ Glenn E. Aidt
                                 -----------------------------------------
                                 Glenn E. Aidt
         /s/ Thomas P. Eyer      its President
         ------------------


         Attest:             Milton Federal Savings Bank


                             By  /s/ Glenn E. Aidt
                                 -----------------------------------------
                                 Glenn E. Aidt
         /s/ Thomas P. Eyer      its President
         ------------------

Exhibit A


                              BANCFIRST OHIO CORP.
                       DIRECTORS AND OFFICERS AFTER MERGER


                  DIRECTORS
                  ---------

William F. Randles, Chairman of the Board
Milman H. Linn, III
Karl C. Saunders
Gary N. Fields
James L. Nichols
John W. Straker, Jr.
Phillip E. Burke


                  OFFICERS
                  --------

Gary N. Fields, President and CEO
James H. Nicholson, Vice President and Secretary
Edward N. Cohen, Vice President
Kim M. Taylor, Treasurer and Chief Financial Officer

Exhibit B


                        FIRST NATIONAL BANK OF ZANESVILLE
                       DIRECTORS AND OFFICERS AFTER MERGER


                  DIRECTORS
                  ---------

William F. Randles, Chairman of the Board
Frank J. Dosch
Susan S. Henderson
Milman H. Linn, III
James M. Matesich
James H. Nicholson
Karl C. Saunders
William T. Stewart
Lynn H. Willett
Gary N. Fields
Edward N. Cohn
James L. Nichols
John W. Straker, Jr.
Judith B. Pierce


                  OFFICERS
                  --------

James H. Nicholson, President and CEO
Edward N. Cohn, Executive Vice President and COO
Kim M. Taylor, Senior Vice President and Chief Financial Officer
Robert M. Butler, President and CEO, First Financial Services Group, N.A. Joseph M. Arie, Senior Vice President
Gary L. McGlaughlin, Senior Vice President
Kevin W. Nelson, Vice President
Thomas J. Selock, Senior Vice President
Dennis K. Miller, Senior Vice President
Susan Larson, Vice President

Exhibit C - List of Bank Offices After Merger


First National Bank Financial Centers      Bank First National Financial Centers
-------------------------------------      -------------------------------------
422 Main Street                            3005 Northwest Boulevard
P.O. Box 4658                              Upper Arlington, Ohio 43221
Zanesville, Ohio 43702-4658
                                           2585 East Main Street
3573 Maple Avenue                          Bexley, Ohio 43209
P.O. Box 465
Zanesville, Ohio 43702-4658                66 South Third Street
                                           P.O. Box 18060
727 Main Street                            Columbus, Ohio 43218-0060
P.O. Box 42
Dresden, Ohio 43821-0042                   4311 North High Street
                                           Columbus, Ohio 43215
422 Main Street
P.O. Box 217                               222 East Broadway
Duncan Falls, Ohio 43734-0217              Granville, Ohio 43023

10 West Third Street                       580 Hebron Road
P.O. Box 52                                Heath, Ohio 43056
Frazeysburg, Ohio 43822-0052
                                           42 North Third Street
2801 Maple Avenue                          Newark, Ohio 43055-5533
P.O. Box 4658
Zanesville, Ohio 43702-4658                36 West Board Street
                                           Pataskala, Ohio 43062-0087
27 East Main Street
P.O. Box 239                               8 North Main Street
New Concord, Ohio 43762-0239               Utica, Ohio 43080

80 Sunrise Center Road                     5665 North Hamilton Rd.
P.O. Box 4658                              Columbus, Ohio 43230-1323
Zanesville, Ohio 43702-4658
                                           2010 Lakeman Drive
225 Maysville Avenue                       P.O. Box 252
P.O. Box 4658                              Bellbrook, Ohio 45305
S. Zanesville, Ohio 43702-4658
                                           500 Miamisburg-Centerville Rd.
113 N. Fifth St.                           Dayton, Ohio 45459
P.O. Box 4658
Zanesville, Ohio 43702-4658                973 North 21st Street
                                           Newark, Ohio 43055

                                           Bank First National Financial Centers
                                           -------------------------------------
                                           (continued)

                                           25 Lowry Drive
                                           West Milton, Ohio 45383

                                           415 West National Road
                                           Englewood, Ohio 45322

                                           709 Arlington Road
                                           Brookville, Ohio 45309

                                           22 South Tippercanoe Drive
                                           Tipp City, Ohio 45371

                                    Exhibit D


                                January ___, 2000



Bancfirst Ohio Corp.
422 Main Street
Zanesville, Ohio 43701
Attention:  Gary N. Fields

Milton Federal Financial Corporation
25 Lowry Drive
West Milton, Ohio 45383
Attention:  Glenn E. Aidt

Ladies and Gentlemen:

         I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Milton Federal Financial Corporation, an Ohio corporation ("MFFC"), as that term is defined in Rule 144 promulgated b the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Reorganization, dated as of January ___, 2000 (the "Merger Agreement"), by and between MFFC and BancFirst Ohio Corp., an Ohio corporation ("BFOH"), at the effective time of the merger, MFFC will merge with and into BFOH (the "Merger").

         I further understand that as a result of the Merger, I may receive shares of common stock no par value per share, of BFOH in exchange for shares of common stock, par value $____ per share, of MFFC.

         I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of BFOH Stock, to the extent I felt necessary, with my counsel or counsel for MFFC.

         I represent, warrant and covenant with and to BFOH that in the event I receive any BFOH Stock as a result of the Merger:

         1. I shall not make any sale, transfer, or other disposition of such BFOH Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is make in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to BFOH, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

         2. I understand that BFOH is under no obligation to register the sale, transfer or other disposition of Shares of BFOH Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         3. I understand that stop transfer instructions will be given to BFOH's transfer agent with respect to shares of BFOH Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

                           "The shares represented by this certificate were
                  issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated January ___, 2000, between the registered holder hereof and BFOH, a copy of which agreement is on file at the principal offices of BFOH. This legend shall become null and void on and after ______________, [one year after the Effective Time.]"

         4. I understand that, unless transfer by me of the BFOH Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, BFOH reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

                           "The shares represented by this certificate have not
                  been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933. This legend shall become null and void on and after ____________ [one year after the effective time]."

         It is understood and agreed that the legends set forth in paragraphs
(3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to BFOH (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to BFOH, to the effect that such legend is not required for purposes of the act, or (ii) evidence or representations satisfactory to BFOH that the BFOH Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

         I further understand and agree that this letter agreement shall apply to all shares of MFFC Stock and BFOH Stock that I am deemed to beneficially own pursuant to applicable federal securities law.

                                                     Very truly yours,



                                          By:
                                             ---------------------------------

                                          Name:
                                               -------------------------------

Accepted this ____ day of
January, 2000

Milton Federal Financial Corporation

By:
   --------------------------------
   Name:
   Title:

BancFirst Ohio Corp.

By:
   --------------------------------
   Name:
   Title: